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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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IMS Health Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                          IMS HEALTH INCORPORATED
                          1499 Post Road
                          Fairfield, CT 06824

                          March 24, 2006

Dear Shareholder:

        You are cordially invited to attend the 2006 Annual Meeting of Shareholders of IMS Health Incorporated ("IMS") on May 5, 2006, at 11:30 a.m. at The Westin Stamford, in Stamford, Connecticut.

        The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be conducted at the meeting and provides information about IMS.

        Your vote is important. Whether you plan to attend the meeting or not, please vote by telephone, over the Internet or complete and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may withdraw your proxy and vote your shares.

                      Sincerely,

                      DAVID R. CARLUCCI
                       Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 5, 2006

DATE:	Friday, May 5, 2006
TIME:	11:30 a.m.
PLACE:	The Westin Stamford One First Stamford Place Stamford, Connecticut 06902
ITEMS OF BUSINESS:	1.	To elect three Class I directors for a three-year term.
	2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006.
3.
To approve the amendment and restatement of the 1998 IMS Health Incorporated Employees' Stock Incentive Plan to (i) increase the number of shares reserved for issuance in connection with awards under the plan by 6.7 million, (ii) provide that shares can be used for all types of awards authorized under the plan and otherwise simplify the share counting provisions of the plan, (iii) extend the termination date of the plan from 2013 to 2015, and (iv) conform the plan to new Section 409A of the Internal Revenue Code regulating deferrals of compensation.
	4.	To consider a shareholder proposal, if presented at the meeting.
	5.	To transact any other business that may properly come before the meeting.
RECORD DATE:	Holders of IMS Common Stock of record at the close of business on March 17, 2006 are entitled to vote at the meeting.
ANNUAL REPORT:	The IMS 2005 Annual Report to Shareholders, which is not part of the proxy soliciting materials, is enclosed.
PROXY VOTING:
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the attached Proxy Statement.
By Order of the Board of Directors,

ROBERT H. STEINFELD Senior Vice President, General Counsel and Corporate Secretary
Dated: March 24, 2006 Fairfield, Connecticut

IMS HEALTH INCORPORATED
1499 Post Road
Fairfield, Connecticut 06824

PROXY STATEMENT

Introduction

        You are invited to attend the 2006 Annual Meeting of Shareholders of IMS Health Incorporated ("IMS," "we" or "us") on Friday, May 5, 2006, beginning at 11:30 a.m. The Meeting will be held at The Westin Stamford, One First Stamford Place, Stamford, Connecticut 06902.

        Our Board of Directors is requesting your proxy to vote at the 2006 Annual Meeting of Shareholders and at any adjournment or postponement of the Meeting. We are sending this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, proxy card, and 2005 Annual Report to Shareholders to inform you about the Meeting and request that your shares be represented and voted at the Meeting. These materials are being mailed to shareholders entitled to vote at the Meeting starting March 24, 2006.

The Company

        IMS is a leading global provider of market intelligence to the pharmaceutical and healthcare industries. We have operations in more than 100 countries and employ approximately 6,900 employees worldwide. Our principal executive offices are located at 1499 Post Road, Fairfield, Connecticut 06824. Our telephone number is (203) 319-4700.

About the Annual Meeting

    What is the purpose of the Meeting?

        At the Annual Meeting, holders of IMS Common Stock will consider and act upon the following items of business:

—	Election of three Class I Directors for a three-year term;
—	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006;
—	Approval of the amendment and restatement of the 1998 IMS Health Incorporated Employees' Stock Incentive Plan to (i) increase the number of shares reserved for issuance in connection with awards under the plan by 6.7 million, (ii) provide that shares can be used for all types of awards under the plan and otherwise simplify the share counting provisions of the plan, (iii) extend the termination date of the plan from 2013 to 2015, and (iv) conform the plan to new Section 409A of the Internal Revenue Code regulating deferrals of compensation;
—	Consideration of a shareholder proposal, if presented at the meeting; and
—	Transaction of any other business that may properly come before the Meeting.

        The Board recommends a vote FOR the election of the three nominees proposed for election as Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006, FOR the approval of the amendment of the 1998 IMS Health Incorporated Employees' Stock Incentive Plan and AGAINST approval of the shareholder proposal, if presented (see Proposal No. 4).

    Who is entitled to vote at the Meeting?

        Only shareholders of record on March 17, 2006, the record date for the Meeting, are entitled to receive notice of and vote at the Meeting. At that date, IMS had 199,495,036 shares of Common Stock outstanding.

    What are the voting rights of shareholders?

        Each share of Common Stock is entitled to one vote. There is no cumulative voting.

    What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        If your shares are registered directly in your name with IMS's transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the "shareholder of record." This Proxy Statement, proxy card and the 2005 Annual Report have been sent directly to you by IMS.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. This Proxy Statement and the 2005 Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by following their instructions for voting.

    How do shareholders vote?

        You may have your shares voted on matters presented at the Meeting in the following ways:

    In person—You may attend the Meeting and cast your vote there.

    By proxy—Shareholders of record have a choice of voting by proxy:

•
Over the Internet. The Web site for Internet voting is on your proxy card;

•
By using a toll-free telephone number noted on your proxy card; or

•
By completing a proxy card and mailing it in the postage-paid envelope provided.

        If you are a beneficial owner, please refer to your proxy card or the information forwarded by your broker, bank or nominee to see which of the above choices are available to you.

        A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 11:00 p.m. E.D.T. on May 4, 2006.

    If a shareholder gives a proxy, how are the shares voted?

        Regardless of the method you choose to vote, the individuals named on the enclosed proxy card (your "proxies") will vote your shares in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Meeting.

        If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.

        It is possible that items of business other than those listed above may be brought before shareholders at the Annual Meeting. If we were not aware of the matter a reasonable time before the mailing of this Proxy Statement, the persons named as proxies on the proxy card will vote shares for which you have given a proxy on the matter as recommended by the Board of Directors, or, if no Board recommendation is given, the proxies will vote the shares in their discretion. In any event, the individuals named as proxies must comply with the rules of the Securities and Exchange Commission when voting shares on a discretionary basis. At the date of this Proxy Statement, we had not received any notice regarding any other matter to come before the Meeting that was timely in accordance with our Bylaws. The individuals named as proxies on the proxy card accompanying this Proxy Statement are David R. Carlucci, Chief Executive Officer and President of IMS, Nancy E. Cooper, Senior Vice President and Chief Financial Officer of IMS, and Robert H. Steinfeld, Senior Vice President, General Counsel and Corporate Secretary of IMS.

    If I vote by proxy, may I still attend the Annual Meeting?

        Voting over the Internet, by telephone or by sending in a signed proxy card will not prevent you from attending the Annual Meeting and voting in person.

    How can I revoke a proxy?

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to the Corporate Secretary of IMS, or by attending the Annual Meeting and voting in person.

    If I hold shares in the IMS Health Incorporated Savings Plan, how can I vote them?

        If you participate in the IMS Health Incorporated Savings Plan and have contributions invested in IMS Common Stock, the proxy card will serve as a voting instruction for the Trustee of the Plan. You must return your proxy card before April 28, 2006. We will then forward your proxy card to the Trustee. If your proxy card is not received before that date or if you sign and return the proxy card without instructions marked in the boxes, the Trustee will vote your shares of Common Stock held in the Plan in the same proportion as other shares of Common Stock held in the Plan for which the Trustee received timely instructions.

    What constitutes a quorum?

        A quorum of shares is necessary to hold a valid shareholders' meeting. The IMS Bylaws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at meetings of shareholders. Shares for which a shareholder directs an "abstention" from voting, as well as shares that a broker holds in "street name" and votes on some matters but not others ("broker non-votes," which result when brokers have not received voting instructions from their customers on certain non-routine matters), will be counted for purposes of establishing a quorum.

    What vote is required to approve each item of business?

        Directors will be elected by a plurality of votes cast at the Annual Meeting. This means that the three nominees for director who receive the most votes will be elected. If you are present at the Meeting but do not vote for a particular nominee, or if you have given a proxy and properly withheld authority to vote for a nominee, or if there are broker non-votes, the shares withheld or not voted will not affect the outcome of the election of directors.

        For each other item of business, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for approval, except that the proposal relating to the 1998 IMS Health Incorporated Employees' Stock Incentive Plan must have a total vote cast on the proposal representing over 50% in interest of all securities entitled to vote on the proposal. If you are present at the Meeting but do not vote on any of these proposals, or if you have given a proxy and abstain on any of these proposals, this will have the same effect as if you voted against the proposal. If there are broker non-votes on the issue, the shares not voted will have no effect on whether the proposal receives a sufficient affirmative vote to approve the proposal.

    If I cannot attend the meeting, what are the deadlines for voting?

        If you choose to vote over the Internet or by telephone, you must complete the process no later than 11:00 p.m. E.D.T. on May 4, 2006 and it is not necessary for you to return your proxy card.

        If you choose to vote by mailing a proxy card, your proxy card must be filed with the Corporate Secretary of IMS by the time the Annual Meeting begins.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        The following table shows the number of shares of Common Stock "beneficially owned" by each of our Directors, each of our named executive officers listed in the Summary Compensation Table below, all of our current Directors and executive officers as a group, and each person known to be a beneficial owner of more than five percent of our outstanding stock. "Beneficial ownership" includes shares that a shareholder has the power to vote or the power to transfer, and also includes stock options that were either exercisable at the specified date or will become exercisable within 60 days thereafter and shares deliverable in connection with stock units. Unless otherwise indicated in the footnotes, this information is presented as of March 1, 2006. Percentages are based upon the number of shares of Common Stock outstanding at March 1, 2006, plus the number of shares that the indicated person or group had a right to acquire within 60 days after such date and shares deliverable in connection with stock units.

        The table reflects information provided by the Directors and executive officers. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed, and the beneficial ownership of the person or group does not exceed one percent of the outstanding Common Stock. Restricted stock, restricted stock units and deferred stock units represent shares subject to restrictions on transferability and, in the case of units, do not have voting rights until settlement at specified future dates. Share figures have been rounded down to whole shares.

Name	Number of Shares and Nature of Ownership
David R. Carlucci	244,156	Restricted/Deferred Stock Units
	504,999	Right to Acquire Within 60 Days by Exercise of Options

749,155
Constantine L. Clemente	5,250	Direct
	2,065	Restricted Stock
	13,443	Restricted/Deferred Stock Units
	29,665	Right to Acquire Within 60 Days by Exercise of Options

50,423
Nancy E. Cooper	15,000	Direct(1)
	41,866	Restricted/Deferred Stock Units
	364,999	Right to Acquire Within 60 Days by Exercise of Options

421,865
James D. Edwards	4,250	Direct
	2,476	Restricted Stock
	4,500	Restricted/Deferred Stock Units
	20,665	Right to Acquire Within 60 Days by Exercise of Options

31,891
Kathryn E. Giusti	4,500	Direct
	2,118	Restricted Stock
	2,250	Restricted/Deferred Stock Units
	29,665	Right to Acquire Within 60 Days by Exercise of Options

38,533
John P. Imlay, Jr	42,910	Direct
	14,434	Restricted/Deferred Stock Units
	55,088	Right to Acquire Within 60 Days by Exercise of Options

112,432

Robert J. Kamerschen	35,701		Direct
	4,500		Restricted/Deferred Stock Units
	55,088		Right to Acquire Within 60 Days by Exercise of Options

	95,289
H. Eugene Lockhart	8,862		Direct
	10,867		Restricted/Deferred Stock Units
	58,754		Right to Acquire Within 60 Days by Exercise of Options

	78,483
Gilles V. J. Pajot	97,248		Direct
	78,429		Restricted/Deferred Stock Units
	918,532		Right to Acquire Within 60 Days by Exercise of Options

	1,094,209
M. Bernard Puckett	13,159		Direct
	2,250		Restricted/Deferred Stock Units
	53,965		Right to Acquire Within 60 Days by Exercise of Options

	69,374
Robert H. Steinfeld	23,457		Direct(2)
	38,732		Restricted/Deferred Stock Units
	366,649		Right to Acquire Within 60 Days by Exercise of Options

	428,838
David M. Thomas	193,157		Direct
	130,151		Restricted/Deferred Stock Units
	1,683,333		Right to Acquire Within 60 Days by Exercise of Options

	2,006,641
William C. Van Faasen	13,819		Direct
	9,130		Restricted/Deferred Stock Units
	79,996		Right to Acquire Within 60 Days by Exercise of Options

	102,945
All Current Directors and	474,231		Direct
Executive Officers as a	6,659		Restricted Stock
Group (17 in number)	653,752		Restricted/Deferred Stock Units
	5,020,285		Right to Acquire Within 60 Days by Exercise of Options

	6,154,927	(3)
Ariel Capital Management, LLC	14,921,097	(4)
Wellington Management Company, LLP	20,352,830	(5)

1.
Ms. Cooper shares investment and voting rights with her spouse with respect to 2,500 of these shares.

2.
Mr. Steinfeld shares investment and voting rights with his spouse with respect to 18,437 of these shares.

3.
Represents 3.0% of the outstanding Common Stock at March 1, 2006.

4.
Represents 7.49% of the outstanding Common Stock at March 1, 2006. The information concerning Ariel Capital Management, LLC ("Ariel") was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006, reporting beneficial ownership at December 31, 2005. This Schedule 13G reported that Ariel had sole voting power over 13,339,787 shares and sole dispositive power over 14,782,712 shares. The address of Ariel is 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601.

5.
Represents 10.21% of the outstanding Common Stock at March 1, 2006. The information concerning Wellington Management Company, LLP ("Wellington Management") was obtained from a Schedule 13G filed with the Securities and Exchange Commission on March 10, 2006, reporting beneficial ownership at February 28, 2006. This Schedule 13G reported that Wellington Management had shared voting power over 8,813,230 shares and shared dispositive power over 20,352,830 shares. The address of Wellington Management is 75 State Street, Boston, Massachusetts 02109.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and Directors, and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. Filing persons must furnish us with copies of the Section 16(a) reports they file. Based solely on our review of the Section 16(a) reports we have received and written representations from some filers that no other reports were required, we believe that all filing requirements applicable to our executive officers, Directors and greater than 10% shareholders were complied with for the fiscal year ended December 31, 2005.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        The members of the IMS Board of Directors are grouped into three classes. After election, each class holds office for a three-year term. The term of the current Class I Directors expires at the 2006 Annual Meeting of Shareholders.

        The Board of Directors proposes the election of John P. Imlay, Jr., Robert J. Kamerschen and H. Eugene Lockhart as Class I Directors at the 2006 Annual Meeting for a three-year term expiring at the 2009 Annual Meeting.

        David M. Thomas, Executive Chairman of the Board, has announced that he will step down as a Director on March 31, 2006, at the time of his retirement as Executive Chairman. David R. Carlucci will become Chairman of the Board on April 1, 2006. On February 16, 2006, William C. Van Faasen was elected to serve in the newly created position of Lead Director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE

        Unless you otherwise instruct, proxies will be voted for election of all the nominees, all of whom are now members of the Board. If any nominee is unwilling or unable to serve as a Director and the Board does not, in that event, choose to reduce the size of the Board and the number of Class I Directors, the persons voting the proxy may vote for the election of another person in accordance with their judgment.

        The following information provides, for each nominee for election as a Class I Director, the nominee's name, age, position with IMS, principal occupations during the last five years, and other directorships in public companies, as well as the year the nominee first became a Director.

DIRECTORS STANDING FOR ELECTION

        CLASS I DIRECTORS. The following Directors have terms ending in 2006:

        JOHN P. IMLAY, JR. Mr. Imlay, age 69, has served as a Director of IMS since June 1998. Mr. Imlay has been Chairman of Imlay Investments, an Atlanta-based private venture capital investment firm, since

1990. From January 1990 until November 1996, Mr. Imlay was Chairman of Dun & Bradstreet Software Services, Inc., a software company, and he served as Principal Executive Officer of Dun & Bradstreet Software Services, Inc. from January 1990 to January 1993 and as President of that company from January 1990 until March 1992.

        ROBERT J. KAMERSCHEN. Mr. Kamerschen, age 70, has served as a Director of IMS since June 1998. Mr. Kamerschen is Chairman of Survey Sampling International, a supplier of survey samples to the global market research industry, and the retired Chairman and Chief Executive Officer of ADVO, Inc., a direct marketing services firm. From October 1999 to February 2002, Mr. Kamerschen was Chairman and Chief Executive Officer of DIMAC Marketing Corporation, a direct marketing services firm. Mr. Kamerschen previously held the following positions with ADVO, Inc.: Retired Chairman and Senior Executive Consultant from July 1999 until October 1999, Chairman from November 1988 until June 1999, and Chairman and Chief Executive Officer from November 1988 until January 1999. Mr. Kamerschen also serves as a director of the following public companies: MDC Partners, Inc., RadioShack Corporation, R.H. Donnelley Corporation and Vertrue, Inc.

        H. EUGENE LOCKHART. Mr. Lockhart, age 56, has served as a Director of IMS since June 1998. Since May 2005, Mr. Lockhart has been an Operating Partner of Diamond Castle Holdings, LLC, a private equity investment firm, and from February 2003, a Venture Partner for Oak Investment Partners, a private equity investment firm. From February 2000 until February 2003, Mr. Lockhart was President and Chief Executive Officer of NewPower Holdings, Inc., a provider of energy and related services. On June 11, 2002, NewPower Holdings, Inc. and its subsidiaries filed voluntary petitions with the U.S. Bankruptcy Court for the Northern District of Georgia seeking reorganizations under Chapter 11 of the U.S. Bankruptcy Code. The related plan of reorganization was confirmed in October 2003, and thereafter, all creditors were fully paid and liquidated proceeds were paid to shareholders. Prior to joining NewPower Holdings Inc., Mr. Lockhart served at AT&T Corporation as President of Consumer Services from July 1999 until February 2000 and as Executive Vice President and Chief Marketing Officer from February 1999 until June 1999. From April 1997 until October 1998, Mr. Lockhart was President, Global Retail, of Bank of America Corporation, a financial services firm, and from March 1994 until April 1997, he served as President and Chief Executive Officer of MasterCard International, Inc., a credit card company. Mr. Lockhart also serves as a director of the following public companies: Asset Acceptance Capital Corp. and RadioShack Corporation.

DIRECTORS CONTINUING IN OFFICE

        CLASS II DIRECTORS. The following Directors have terms ending in 2007:

        JAMES D. EDWARDS. Mr. Edwards, age 62, has served as a Director of IMS since October 2002. He retired in 2002 as Managing Partner—Global Markets, for Arthur Andersen LLP, a position he had held since 1998. Mr. Edwards began his career with Arthur Andersen in 1964 and served in several positions after that time. Mr. Edwards is also a director of the following public companies: Crawford & Company, Huron Consulting Group Inc. and Transcend Services, Inc.

        WILLIAM C. VAN FAASEN. Mr. Van Faasen, age 57, has been a Director of IMS since June 1998. In February 2006, Mr. Van Faasen was elected to serve as Lead Director of IMS. Since July 2005, he has been Chairman of the Board of Blue Cross and Blue Shield of Massachusetts, a health insurance firm in Boston, Massachusetts. From February 2004 until July 2005, he served as Chairman and Chief Executive Officer; from March 2002 until February 2004, he was Chairman, President and Chief Executive Officer and from September 1992 until March 2002, he was President and Chief Executive Officer, of Blue Cross and Blue Shield of Massachusetts. Mr. Van Faasen is also a director of Liberty Mutual Insurance Company, NSTAR and PolyMedica Corporation.

        CLASS III DIRECTORS. The following Directors have terms ending in 2008:

        DAVID R. CARLUCCI. Mr. Carlucci, age 51, has served as a Director and Chief Executive Officer and President of IMS since January 2005. In addition, Mr. Carlucci has been appointed by IMS's Board of Directors to serve as its Chairman effective April 1, 2006. From October 2002 until January 2005, he was President and Chief Operating Officer of IMS. From January 2000 until January 2002, Mr. Carlucci was General Manager, IBM Americas, which comprises all of IBM's sales and distribution operations in the United States, Canada and Latin America. From January 1998 to January 2000, he was General Manager, IBM's S/390 Division. From February 1997 to January 1998, Mr. Carlucci was Chief Information Officer for IBM.

        CONSTANTINE L. CLEMENTE. Mr. Clemente, age 68, has served as a Director of IMS since December 2001. In August 2002, Mr. Clemente retired from Pfizer, Inc. From May 1999 until August 2002, he was Executive Vice President—Corporate Affairs; Secretary and Corporate Counsel of Pfizer. From 1992 until May 1999, Mr. Clemente served as Senior Vice President—Corporate Affairs; Secretary and Corporate Counsel of Pfizer. Mr. Clemente joined the legal division of Pfizer in 1964 and served Pfizer in a number of domestic and international positions after that time.

        KATHRYN E. GIUSTI. Ms. Giusti, age 47, has served as a Director of IMS since February 2002. Since January 1998, she has served as the President of the Multiple Myeloma Research Foundation, a non-profit organization aimed at funding research for and advancing awareness of multiple myeloma. She is also President of the Multiple Myeloma Research Consortium, a collaboration of leading myeloma research institutions dedicated to accelerating drug development through innovative research efforts. From 1992 through March 1997, she worked for G.D. Searle & Company, a subsidiary of Pharmacia Corporation, where she most recently served as Executive Director, Worldwide Arthritis Franchise.

        M. BERNARD PUCKETT. Mr. Puckett, age 61, has served as a Director of IMS since June 1998. Since August 2002, Mr. Puckett has served as Chairman of the Board of Openwave Systems, Inc. Mr. Puckett has been a private investor since January 1996. He previously held the position of President and Chief Executive Officer of Mobile Telecommunication Technologies Corporation, a telecommunications firm, from May 1995 until January 1996. In addition, he served as President and Chief Operating Officer of that firm from January 1994 until May 1995. Mr. Puckett also serves as a director of Direct Insite Corporation.

CORPORATE GOVERNANCE AT IMS

Board of Directors

        The Board of Directors is responsible for supervision of the overall affairs of IMS. Members of the Board are kept informed of our business through discussions with the Executive Chairman and the Chief Executive Officer and President and other officers, by reviewing materials provided to them and by participating in regular, as well as special, meetings of the Board and its committees. In addition, to promote open discussion among our non-management and independent Directors, those Directors meet in regularly scheduled executive sessions without the participation of the management Directors. In the past, individual non-management Directors have served as the presiding director of each executive session on a rotating basis.

        In February 2006, the Board established the position of Lead Director. The Lead Director is an independent Director elected annually by the Board. The Lead Director's responsibilities include presiding over executive sessions of the non-management/independent Directors, facilitating information flow and communication between the Directors and the Chairman of the Board and performing such other duties specified by the Board and outlined in the Charter of the Lead Director. The Board elected Mr. Van Faasen to serve as Lead Director.

        To assist in carrying out its duties, the Board has delegated authority to three committees: the Audit Committee, the Compensation and Benefits Committee and the Nominating and Governance Committee. The Board of Directors held eleven meetings during 2005. Overall attendance at Board and Committee meetings was 92%. No Director attended fewer than 82% of the total number of meetings of the Board of Directors and of the Committees of the Board on which the Director serves.

Documents Establishing Our Corporate Governance

        In November 2003, the New York Stock Exchange ("NYSE") adopted significant new corporate governance rules for listed companies. The Securities and Exchange Commission, implementing the Sarbanes-Oxley Act of 2002, adopted a number of new rules affecting corporate governance and disclosure in 2002 and 2003 as well. The Board of Directors already had in place for several years many of the new NYSE requirements. The Board, together with management, continues to engage in an ongoing review of our corporate governance, with a goal of meeting the applicable highest standards.

        We have adopted a number of key documents that are the foundation of corporate governance at IMS:

  •
  Corporate Governance Principles, as well as:

          — Charter of the Lead Director

          — Shareholder Rights Plan Policy

  •
  Code of Ethics for Principal Executive Officer and Senior Financial Officers

  •
  Policy on Business Conduct

  •
  Guidelines for Determining Director Independence

  •
  Charters for the three Board Committees:

          — Audit Committee

          — Compensation and Benefits Committee

          — Nominating and Governance Committee

        These documents and other important information on our governance are posted in the "Investors" section of the IMS Health Incorporated website, and may be viewed at http://www.imshealth.com. We will also provide any of these documents in print to a shareholder who requests it. You may direct your request to the General Counsel, IMS Health Incorporated, 1499 Post Road, Fairfield, Connecticut 06824.

        Our Board of Directors has a long-standing commitment to sound and effective corporate governance practices. The Board's Corporate Governance Principles address a number of important governance issues such as:

  •
  Selection and monitoring of the performance of senior management;

  •
  Succession plans for the Chief Executive Officer and President and certain other senior management;

  •
  Qualifications for Board membership, including mandatory retirement for Board members at age 72;

  •
  Functioning of the Board, including the requirement for Executive Sessions at each Board meeting, and effective February 2006, the election of a Lead Director; and

  •
  Committee responsibilities.

        We believe that our Corporate Governance Principles, Policy on Business Conduct, Code of Ethics for Principal Executive Officer and Senior Financial Officers, Committee Charters and other governance documents meet current requirements and reflect the highest standards of corporate governance. We have also asked key employees throughout the world to ensure that reporting practices for our financial plan goals are carried out with the highest standards of ethics and integrity. Violations can lead to disciplinary action, including loss of compensation, stock, benefits and, in certain cases, termination of employment.

Independence of Directors

        The key to effective corporate governance is that a substantial majority of the Directors be independent. The Board of Directors, at its meeting on February 16, 2006, adopted the following statement:

            "We have determined that all of the IMS Directors are currently independent other than the Executive Chairman and the Chief Executive Officer and President, who are executive officers and employees of IMS. Our determination of "independence" means that we find that the Director has no material relationship with IMS, directly or indirectly, that would interfere with his or her exercise of independent judgment as a Director of IMS. Regarding Directors who are members of the Audit Committee, we find that each Director meets an even higher standard, in that each of them has not, other than in his or her capacity as a member of the Board or a Board committee, accepted directly or indirectly any consulting, advisory or compensatory fee from, or been an affiliated person of, IMS or any subsidiary."

        The Board made its determination of independence in accordance with its "Guidelines for Determining Director Independence" referred to above. Those Guidelines provide:

  •
  A Director cannot be independent if he or she fails to meet the objective requirements as to "independence" under the new NYSE listing standards.

  •
  If a Director meets the objective NYSE standards, he or she will be deemed independent, absent unusual circumstances, if in the current year and the past three years the Director has had no related-party transaction or relationship with IMS or an "interlocking" relationship with another entity triggering disclosure under the Securities and Exchange Commission disclosure rules (such disclosure is required in our proxy statements).

  •
  If a Director who meets the objective NYSE independence requirements either has had a disclosable transaction or relationship or the Nominating and Governance Committee or the General Counsel requests that the Board consider any other circumstances in determining the Director's independence, the Board will make a subjective determination of independence.

  •
  The independence of Audit Committee members is determined in accordance with the higher applicable standards, referred to by the Board in its statement above.

        Attached to this Proxy Statement as Appendix A is an excerpt from the Guidelines containing the categorical standards by which we determine "independence," other than the objective requirements under the NYSE listing standards.

Committees of the Board and Meetings

        Our Board of Directors has three standing committees:

  •
  Audit Committee

  •
  Compensation and Benefits Committee

  •
  Nominating and Governance Committee

        In 2005, the Audit Committee of the Board of Directors consisted of Messrs. Van Faasen (Chairman), Edwards and Lockhart. Ms. Giusti resigned from the Committee effective February 2005. The Board has determined that Mr. Edwards is an "Audit Committee Financial Expert" as such term is defined in the rules of the Securities and Exchange Commission. Each member of the Audit Committee is financially literate and is an independent director as defined in the NYSE listing standards. In February 2006, the Board appointed Mr. Van Faasen to the position of Lead Director and Mr. Edwards to Chairman of the Committee. Mr. Van Faasen will remain a Committee member.

        The Audit Committee held eleven meetings in 2005. At each of its meetings, the Committee met with senior members of our financial management team, our Assistant Controller with responsibility for internal audit, our General Counsel and, at nine of these meetings, the Committee also met with our independent registered public accounting firm. The primary functions of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm's qualifications and independence; and (iv) the performance of the independent registered public accounting firm and the Company's internal audit function.

        The Audit Committee fulfills its responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter, as amended and restated October 21, 2003, which include:

  •
  Monitoring the preparation of, and reviewing with management, the individual in charge of our internal audit function and the independent registered public accounting firm, our annual audited financial statements and unaudited interim financial statements;

  •
  Supervising the relationship between the Company and our independent registered public accounting firm, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving their non-audit services; and confirming their independence; and

  •
  Overseeing management's implementation and maintenance of effective systems of internal and disclosure controls, including a review of legal and regulatory matters affecting the Company, ethics and conflicts of interest matters and the Company's internal auditing program.

        In 2005, the Compensation and Benefits Committee of the Board of Directors consisted of Messrs. Puckett (Chairman), Clemente, Imlay and Kamerschen. This Committee held six meetings during 2005. Each member of the Compensation and Benefits Committee is an independent director as defined in the NYSE listing standards. The primary function of the Compensation and Benefits Committee is to assist the Board of Directors in the discharge of its responsibilities to the shareholders, potential shareholders, other constituents and the investment community by overseeing:

  •
  The executive compensation and benefit practices of IMS;

  •
  Administration of our compensation and benefits programs for the employees and for the non-employee members of the Board including equity awards;

  •
  The executive performance appraisal process, management development program and succession plans for senior executives of IMS and annual presentations summarizing these matters to the full Board; and

  •
  Preparation of the annual report to shareholders on executive compensation as required by the rules of the Securities and Exchange Commission.

        The Committee establishes and reviews all compensation arrangements for elected corporate officers and certain other senior management positions consistent with the compensation philosophy adopted by the Board of Directors.

        In 2005, the Nominating and Governance Committee of the Board of Directors consisted of Messrs. Kamerschen (Chairman), Clemente and Lockhart and Ms. Giusti. This Committee held four meetings during 2005. Each member of the Nominating and Governance Committee is an independent director as defined in the NYSE listing standards. The primary function of the Nominating and Governance Committee is to provide counsel to the full Board with respect to:

  •
  Board organization, membership, and function;

  •
  Board committee structure and membership; and

  •
  General corporate governance matters and practices.

        This Committee is responsible for identifying individuals it believes are qualified to be Board members and recommending to the Board the nominees to stand for election as Directors. In this process, the Committee weighs the following criteria regarding a potential nominee: the relevance of the candidate's experience to the business of IMS and how that experience interplays with that of the other Board members; enhancing the diversity of the Board; the candidate's independence from conflict or direct economic relationship with IMS; and the ability of the candidate to attend Board meetings regularly and devote an appropriate amount of effort in preparation for those meetings. In addition, the Committee considers candidates who allow the Board to maintain relationships with our customers and other stakeholder groups and to respond to developments in the market in which we operate. It is also expected that director nominees be individuals who possess the character, judgment, skill and reputation and hold positions or affiliations befitting a director of a U.S. publicly held company of IMS's size.

        The Nominating and Governance Committee will consider shareholders' recommendations of nominees for membership on the Board of Directors. Shareholders may recommend candidates for membership on the Board of Directors to the Nominating and Governance Committee by submitting the names in writing to: Robert H. Steinfeld, Senior Vice President, General Counsel and Corporate Secretary, IMS Health Incorporated, 1499 Post Road, Fairfield, Connecticut 06824. The IMS Bylaws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations before an Annual or Special Meeting. These procedures are described in the section entitled "Shareholder Proposals for 2007 Annual Meeting" on page 46. Shareholders should provide the same information and follow the same procedures when recommending candidates for consideration by the Committee, except that it is recommended that the shareholder submit the candidate's name at least five months before the anniversary date of the last Annual Meeting. The Committee will review candidates put forward by shareholders under the same process described above for candidates identified by the Committee.

How to Contact the Board and its Committees

        We have established a process by which shareholders can contact our Board of Directors, including a committee of the Board of Directors.

  •
  To contact the Board or a Board committee, you can send an email to imsbod@imshealth.com, or write to the following address:

Board of Directors
IMS Health Incorporated
1499 Post Road
Fairfield, Connecticut 06824

  •
  All complaints and concerns will be received and processed by the Lead Director and the General Counsel's Office.

  •
  Complaints relating to IMS accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

  •
  You will receive a written acknowledgement from the General Counsel's Office upon receipt of your written complaint or concern.

  •
  You can report your concerns anonymously or confidentially.

        Our policy on director attendance at annual meetings calls for directors to be invited but not required to attend IMS's annual meetings of shareholders. No Directors attended the 2005 Annual Meeting of Shareholders other than Messrs. Thomas and Carlucci.

Compensation of Directors

        Board members who are not employees of IMS receive compensation for Board service. Messrs. Thomas and Carlucci are the only IMS employees now serving on the Board. Compensation payable to non-employee Directors currently consists of the following:

Annual Retainer:	$45,000, payable in quarterly installments
Committee Chairman Fees:	$10,000 annually, payable in quarterly installments
Lead Director Fees:	$30,000 annually, payable in quarterly installments
Attendance Fees:	$1,500 for each Board meeting, $1,500 for each Board committee meeting
Stock Options:
7,000 shares annually; these options vest and become exercisable in three equal annual installments or earlier upon termination of service by death, disability or retirement or upon termination in other circumstances as determined by the Compensation and Benefits Committee, and expire seven years after grant or earlier following termination of service.
Restricted Stock Units:
2,250 restricted stock units annually; these units are subject to a risk of forfeiture upon termination of service and restrictions on transferability for a one-year period, subject to acceleration upon death, disability or upon termination in other circumstances as determined by the Compensation & Benefits Committee; the units are settled by delivery of shares, and until that time do not have voting rights but carry a right to payment of unrestricted dividend equivalents, payable upon settlement.
Restricted Stock:
One-time grant of Common Stock with a value of $40,000 upon initial election as a Director; these shares are subject to a risk of forfeiture for five years but restrictions lapse upon death, disability or upon termination in other circumstances as determined by the Compensation and Benefits Committee; dividends are unrestricted.

        Directors may elect to defer all or part of their compensation under our Non-Employee Directors' Deferred Compensation Plan, a non-qualified plan. Under this plan, the participating Directors may direct deferrals to an account to be credited as deferred cash or deferred share units. The number of share units acquired is determined by dividing the cash amount deferred by 100% of the fair market value of the stock at the deferral date. A feature of the Plan permitting deferral of cash compensation into stock options is not available in 2006. Deferrals of restricted stock units are also permitted. Deferrals are non-forfeitable.

        If there is a change in control of IMS, Directors' stock options, restricted stock or restricted stock units generally will become vested. For this purpose, the term "change in control" has the same meaning as under the Change-in-Control Agreements, described below.

        Expenses for attending Board and committee meetings and fulfilling other duties as Directors are reimbursed by IMS.

        The Board of Directors has adopted share ownership guidelines for non-employee Directors because it believes that each non-employee Director should maintain a meaningful investment in IMS.

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation and Benefits Committee on Executive Compensation

        This report of the Compensation and Benefits Committee of the Board of Directors reviews our compensation program for senior executives. The Committee operates under a charter adopted by the Board, in accordance with corporate governance rules of the New York Stock Exchange. Committee members are independent directors. We have direct access to independent experts, experienced in marketplace pricing as well as design and implementation of executive compensation arrangements, for advice on compensation matters. Currently, the Committee reviews and approves the cash and equity components of the compensation program for all senior executives of IMS as well as change in control and retirement benefits. In addition to other responsibilities, we determine the compensation of the Chief Executive Officer, including salary, annual and long-term incentive awards of stock and cash, stock option grants and other equity grants and benefits. Our determinations on CEO compensation are presented to the Board for its ratification. Determination of the CEO's compensation is based on the Board's evaluation of the CEO's performance, which is presented to our Committee by the Chairman of the Nominating and Governance Committee, and such other related matters as our Committee deems appropriate.

    Executive Compensation Philosophy

        Both our Committee and the Board of Directors believe that, to build shareholder value, IMS should compensate senior executives in a way that aligns their interests with the interests of shareholders. We want senior executives to operate our business with a long-term perspective while striving to deliver annual results in accordance with strategy and growth objectives set by the Board. IMS compensation programs are designed and managed based on our "pay-for-performance" philosophy, intended to deliver significantly higher rewards to those employees who consistently perform above expectations and make a significant contribution to the overall success of IMS. In order to hold executives directly accountable for results and promote a sharp focus on building shareholder value, our executive compensation program ties a major portion of an executive's compensation to measures of the performance of IMS. This "pay-for-performance" approach to compensation cascades throughout the organization, and is supported by the IMS global job evaluation and benefit programs.

        The levels of compensation available to senior executives who successfully enhance corporate value need to be competitive with the compensation offered by other high-performing companies that potentially compete for their services. This approach enables us to attract and retain the highest caliber of executive talent, which is critical to the long-term success of our Company in an increasingly competitive market.

        As a result, in determining compensation opportunities and payments to executives, we look at the competitive opportunities, payments and performance among a comparator group of companies. These companies are reviewed periodically. We intend that, if our executive officers achieve our targeted corporate objectives in a given year, they will earn total direct compensation that compares favorably with the total direct compensation earned by executives performing comparable functions at comparable companies. Total direct compensation includes three components: base salary, annual incentives (i.e., bonus), and long-term compensation.

        The companies we used for comparison purposes in setting 2005 compensation include pharmaceutical service providers, companies engaged in other service industries and pharmaceutical companies, as well as other companies with which IMS competes for executive talent. These other companies have one or more characteristics comparable to IMS, including:

  •
  Projected revenues, growth, operating income, assets, market value and total shareholder returns;

  •
  Significant market presence outside the United States within a global company;

  •
  Leading market shares in significant or emerging markets; and

  •
  Similarities in scope of position responsibilities, executive qualifications and expertise and/or performance challenges.

        The group of comparator companies we use for compensation purposes differs from the peer group used for comparison in the Performance Graph on page 24.

        Compensation data for the comparator companies comes from benchmarking surveys conducted by independent compensation consultants. In reviewing the data, we take into account how the IMS compensation policies and overall performance compares to similar indices for the comparator group. With respect to total direct compensation, we generally seek to target an executive's total direct compensation opportunity, earnable for achievement of our performance objectives at target levels, between the 50th and 75th percentile of the comparator group compensation for the corresponding position. Our decisions, however, take into account other factors, including individual, business unit and company-wide performance as well as shareholder returns. We seek also to ensure that compensation levels fairly reflect internal factors such as the relative responsibilities, performance and contributions of individual executives, as compared to other employees and in relation to the building of value for the benefit of shareholders.

        In addition to determining appropriate targeted levels of total direct compensation, we make other key determinations that affect direct compensation, including:

  •
  The amount of additional compensation that should be paid for performance that exceeds targeted levels, to provide an incentive for outstanding performance;

  •
  The reduced rates of payment of compensation for performance at less than targeted levels;

  •
  The nature of the performance goals and levels of performance set as target, maximum and threshold;

  •
  The allocation of total direct compensation between salary, annual incentive, and long-term incentives; and

  •
  The form in which long-term incentives will be paid.

        We consider information concerning the comparator companies in making some of these decisions, particularly in assessing the appropriate levels of the different components of compensation. However, our determination of the performance goals we use in our program is driven largely by our assessment, together with the Board, of our own business strategy. We make many of our decisions on compensation for a given year before the year begins or early in the year. In this way, we can set performance goals for executives to achieve in the up-coming year, with actual performance in that year to control the amount of compensation earned.

        Stock-based awards provide a direct way to align the interests of our management team to the interests of shareholders. In addition, the Board of Directors has instituted stock ownership guidelines to ensure that each senior executive continues to hold a significant equity stake in IMS and remains strongly committed to its success.

    Executive Compensation Program

        Base Salary.    Base salary compensates an executive for ongoing performance of assigned responsibilities. Our Committee reviews base salaries annually. In determining whether to adjust the base salary of an executive, including the Chief Executive Officer, we take into account salaries paid for comparable positions at other companies, changes in the executive's responsibilities, the individual performance of the executive and the IMS compensation philosophy favoring variable, performance-based compensation. For 2005, we approved merit and promotional increases averaging 6.9% to the base salaries of certain executive officers, in amounts ranging from 3% to 21.7%. These increases were based on our assessment of the overall performance of the individual in his or her job and include a promotional increase for David Carlucci as he moved into the role of Chief Executive Officer and President effective January 1, 2005.

        Annual Incentives.    An annual incentive generally rewards an executive for financial results achieved for the year. These awards depend on the level of achievement relative to financial targets set at the beginning of the plan year. For 2005, we set financial targets based on two performance measures: revenue and operating income growth of IMS on a consolidated basis. In addition, we consider individual personal objectives if at least 80% of the financial goals are achieved. These objectives focus the executive on key strategic initiatives critical to IMS's long-term success.

        With respect to each performance measure, the executive does not earn an annual incentive unless performance exceeds a predetermined "floor" for that measure. The bonus opportunity with respect to a measure is earned if the target is achieved, with performance between the target and the floor resulting in a lower bonus with respect to that performance measure. An amount greater than the target bonus opportunity for each performance measure can be earned, up to a specific limit, for exceeding the target for that measure. Incentive payouts for executive officers in 2005 averaged 127.8% of target, ranging from 110%–135% of target.

        When negotiating to hire executives, in some cases we agree to provide a guaranteed level of annual incentive payments during the first one or two years of the executive's service.

        Performance Restricted Stock Units and Related Long-Term Incentives.    Performance Restricted Stock Units, or "PERS," provide a long-term incentive opportunity for senior executives based on achievement of the same pre-established annual financial and individual goals used for purposes of the annual incentive awards. We use this program to bring total compensation opportunities and long-term compensation opportunities within the desired range relative to the comparator group, as discussed above, and to enhance retention by requiring a period of future service to "earn-out" the shares representing the PERS awarded. In addition, through this program we enable senior executives to increase their stock ownership based on performance, which creates momentum toward achievement of executive stock ownership guidelines adopted by the Board.

        Under this program, we grant a matching PERS award equal in value to the annual incentive award earned by the executive. As an award of restricted stock units, PERS confer on an executive an opportunity to receive one share for each unit at the end of a set restricted period. The number of PERS granted equals the dollar amount of the executive's annual incentive award divided by the average fair market value of IMS stock for the last twenty trading days of the performance year. After grant, PERS fluctuate with the price of IMS stock for two years (during which period they remain subject to a risk of forfeiture in the event of termination of the executive's employment, with exceptions for death, certain other non-fault terminations, and a change in control) after which time the PERS vest.

        Certain executive officers who do not participate in the PERS program instead participate in our Long-Term Incentive (LTI) Program. However, not all executives in the LTI program receive awards every year and the award value varies based on individual performance. Under this program in 2005, those executives selected to participate were granted the opportunity to earn an award based on cumulative revenue and operating income growth for IMS on a consolidated basis for the 2005 and 2006 fiscal years. Each award that may be earned consists of cash and a number of restricted stock units having a value at the commencement of the performance period equal to the cash amount. Awards range from 0% to 200% of the participant's target award level, depending on the level of performance. The cash portion of the award is vested at the end of the performance period, but restricted stock units require two years of further service in order to vest, except in cases of death, disability and certain retirements. The award for the 2004 and 2005 performance years paid out at 144.9% of target and was based upon our cumulative earnings per share performance for this period.

        Stock Options.    In 2005, we continued to use stock options as our primary long-term incentive mechanism because options reward executives to the extent shareholders benefit from share price increases after the date of grant. Executives can reap benefits from options only when and to the extent that the market value of the underlying shares has increased.

        Apart from regular option grants, we grant options to newly hired and newly promoted executives. Factors considered for these grants included: level of responsibility, potential future contributions and competitiveness of total compensation. In keeping with our philosophy to link individuals' compensation to stock performance, approximately 710 employees received stock option grants during 2005 that vest at the rate of one third per annum and have a seven-year term. Approximately 41% of IMS employees currently hold stock options.

        Restricted Stock or Units.    Restricted stock or units may be granted at Committee discretion to executive officers upon hire, promotion, assignment of additional responsibilities, or in recognition of exceptional achievement. These are granted as an inducement and reward for new or increased commitment or contribution to IMS, and in some cases to offset valuable benefits lost by the executive upon leaving a previous employer to join our Company.

        Other Benefits.    We provide a variety of employment benefits in order to be competitive in attracting and retaining talented executives to work for IMS. Among the more important are retirement benefits provided under our various pension programs and severance benefits provided under the Employee Protection Plan and the Change-in-Control Agreements entered into with certain executives, as described beginning on page 27 of this Proxy Statement. In securing the services of certain executive officers, we have negotiated and entered into employment agreements that provide enhanced pension benefits and protections to the executive in the event of termination of employment, as described in greater detail beginning on page 28. We also offer the Executive Deferred Compensation Plan, which permits certain senior executives to defer cash salary and bonus amounts until termination, retirement or later. Cash deferrals are treated as though invested in various indexed funds, offering tax advantages to executives and promoting retirement savings.

        CEO Compensation.    As discussed above, we made a series of decisions early in 2005 establishing Mr. Carlucci's compensation program for 2005. The following table shows the total direct compensation we authorized, including the amount of annual incentive and PERS that could be earned by meeting performance goals relating to revenue, operating income and individual objectives:

Salary	Annual Incentive		PERS	Options Amount/Value	Restricted Stock Units/Value	Total Direct Compensation (at target)
	Threshold:	$0	$0
$730,000	Target:	$730,000	$730,000	115,000	38,000	$3,954,194
	Maximum:	$1,460,000	$1,460,000	$889,054	$875,140

In authorizing this compensation, we valued options based on a Black-Scholes option valuation methodology using assumptions similar to those described in the footnote to the table under the caption "Option/SAR Grants in Last Fiscal Year," but with price and other inputs at the date we authorized the option grant.

        During 2005, we paid Mr. Carlucci $730,000 in salary, a 21.7% increase over the previous year. We authorized this increase to recognize Mr. Carlucci's promotion to CEO and President. In accordance with his employment agreement, Mr. Carlucci had an annual incentive target opportunity equal to 100% of his salary based primarily on the achievement of pre-established financial performance criteria. Payment of the 2005 annual incentive award for Mr. Carlucci was $985,500 or 135.0% of his target, based on the fact that the Company, under his direction, exceeded revenue. Because 80% of the financial thresholds were achieved, this payment was calculated in accordance with the annual incentive plan, which provides for a 48% weighting on revenue performance, a 32% weighting on operating income performance, and a 20% weighting on the individual objectives. In assessing his individual objectives, we considered the extent to which other measures of performance, including cash flow, EPS objectives and operational objectives were met and exceeded in 2005 in determining the final amount of the annual incentive.

        Under the PERS program, Mr. Carlucci received an award of restricted stock units that were equal in value to his annual incentive award. These restricted stock units will vest on January 2, 2008. To link his pay more closely to IMS's performance and align his interest more directly with the longer-term interests of our shareholders, last year we granted Mr. Carlucci 115,000 stock options and 38,000 restricted stock units that will vest one-third per annum, subject to accelerated vesting in the event of certain terminations of employment or a change in control of the Company. We believe that stock options and restricted stock units, when used judiciously and coupled with our stock ownership requirements, can be an extremely effective incentive for superior performance leading to long-term shareholder value.

        The target cash compensation for Mr. Carlucci for 2005 was 9% below the average of our comparator group. The target total direct compensation for Mr. Carlucci for 2005 was 14% below the average of our comparator group.

        Tax Deductibility.    Section 162(m) of the Internal Revenue Code of 1986 imposes limitations on the deductibility of compensation paid to a public company's chief executive officer and the other four most highly compensated executive officers. The Committee's policy is to seek to preserve such corporate tax deductibility to the greatest extent practicable, while maintaining the flexibility to approve, when appropriate, compensation arrangements in the best interests of IMS and its shareholders, but which may not always qualify for full tax deductibility. Accordingly, we have taken the steps we believe are required, including shareholder approval, to enable certain annual incentive awards, PERS, and options granted to senior executives to qualify as "performance-based" compensation not subject to Section 162(m) limits on tax deductibility. However, the Committee believes that we must attract, retain and reward the executive talent necessary to maximize the return to shareholders, and that the loss of a tax deduction may be necessary and appropriate in some circumstances.

The Compensation and Benefits Committee M. Bernard Puckett, Chairman Constantine L. Clemente John P. Imlay, Jr. Robert J. Kamerschen

Executive Compensation Tables

        The following table shows annual, long-term and other compensation paid or accrued by IMS for services rendered for the indicated fiscal years by our current Executive Chairman, and the four most highly compensated officers (the "named executive officers") serving at the end of 2005.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position (as of 12/31/05)	Year	Salary ($)	Bonus(1) ($)	Other Annual Compensation(2) ($)	Restricted Stock Award(s)(3) ($)	Securities Underlying Options/ SARs (#)	Long-Term Incentive Payouts ($)	All other Compensation(4) ($)
David M. Thomas Executive Chairman	2005 2004 2003	880,000 837,500 787,500	1,188,000 1,052,865 984,375	121,478 151,023 130,758	1,055,534 1,052,865 984,375	0 275,000 300,000	0 0 0	59,052 55,780 42,008
David R. Carlucci Chief Executive Officer and President	2005 2004 2003	730,000 587,500 550,000	985,500 709,235 660,000	65,439 79,494 82,305	1,860,640 709,235 660,000	115,000 175,000 150,000	0 0 0	43,937 38,149 0
Gilles V. J. Pajot(5) President, IMS Europe	2005 2004 2003	598,491 593,035 530,575	488,298 438,790 389,530	250,801 260,546 240,630	488,298 438,790 339,530	100,000 100,000 100,000	0 0 0	0 0 0
Nancy E. Cooper Senior Vice President and Chief Financial Officer	2005 2004 2003	389,063 368,750 342,500	280,171 247,425 210,000	5,989 4,246 751	280,171 247,425 210,000	100,000 140,000 125,000	0 0 0	12,906 12,040 10,314
Robert H. Steinfeld Senior Vice President, General Counsel and Corporate Secretary	2005 2004 2003	350,200 335,000 317,500	234,871 217,055 214,500	5,101 5,357 3,877	234,871 217,055 214,500	100,000 120,000 80,000	0 0 0	17,239 16,724 14,057

1.
Bonus amounts represent cash bonus amounts earned in a given fiscal year that are generally paid in the following year.

2.
The amounts for 2005, 2004 and 2003 shown for Mr. Thomas include $64,270, $97,118 and $85,083 respectively of compensation associated with the personal use of the Company's aircraft. The amounts for 2005, 2004 and 2003 shown for Mr. Carlucci include $38,846, $48,751 and $31,361 respectively of compensation associated with the personal use of the Company's aircraft and $16,750 for financial advisory services in 2003. Compensation relating to personal use of aircraft for 2005 is based on the operating and related costs incurred as a result of such use, after partial reimbursement from the executive. Compensation relating to personal use of aircraft for 2004 and 2003 is based on the imputed income to the executive officer resulting from such use. The value of such aircraft use in 2004 and 2003, if valued based on operating and related costs, would have been $117,522 and $84,981 for Mr. Thomas and $62,108 and $27,514 for Mr. Carlucci. The amounts for 2005, 2004 and 2003 shown for Mr. Pajot include $217,886, $228,259 and $212,158 respectively for living accommodations paid in accordance with his international assignment. In accordance with Securities and Exchange Commission disclosure rules, this column does not include perquisites for executives where they total less than the lesser of 10% of salary plus bonus or $50,000; excluded amounts for 2005 are: Ms. Cooper, $15,449; and Mr. Steinfeld, $10,010.

3.
Under the Company's long term incentive plans, the restricted stock units ("RSUs") awarded to named executive officers remained subject to a risk of forfeiture at December 31, 2005. For 2005, Messrs. Thomas and Carlucci were awarded RSUs outright or as PERS which are earned based on financial performance. Mr. Thomas received 45,833 RSUs valued at $1,055,534. Mr. Carlucci received 38,000 RSUs valued at $875,140 and 38,784 PERS valued at $985,500. PERS were not granted until 2006, after assessment of the Company's and individual's 2005 performance. For 2005, other IMS executives earned PERS as follows: Mr. Pajot, 18,791; Ms. Cooper, 11,310; and Mr. Steinfeld, 9,481. These PERS awarded for 2005 are subject to a risk of forfeiture upon termination of employment in certain circumstances until they vest on January 2, 2008. PERS and other equity awards generally will become vested on an accelerated basis upon a change in control of IMS. PERS and RSUs are credited with dividend equivalents equal to dividends paid on IMS Common Stock paid in cash upon vesting. At December 31, 2005, the named executive officers held restricted stock unit awards relating to a number of shares having a fair market value at that date as follows (excluding PERS that were not issued until 2006 with respect to 2005 performance): Mr. Thomas, 131,717 shares valued at $3,282,388; Mr. Carlucci, 95,725 shares valued at $2,385,467; Mr. Pajot, 34,306 shares valued at $854,906; Ms. Cooper, 19,301 shares valued at $480,981; and Mr. Steinfeld, 18,182 shares valued at $453,095.

4.
The amounts shown for 2005 include aggregate annual Company contributions for the account of each named executive officer under the IMS Health Incorporated Savings Plan and IMS Health Incorporated Savings Equalization Plan as follows: Mr. Thomas, $59,052; Mr. Carlucci, $43,937; Ms. Cooper, $12,906; and Mr. Steinfeld, $17,239.

5.
Mr. Pajot was appointed Executive Vice President and President, Global Business Management, on January 27, 2006. Amounts paid to or earned by Mr. Pajot in Sterling as reflected in this table and elsewhere in this Proxy Statement were converted to U.S. dollars at a rate of British Pounds ("£") £0.5517 to $1.00 for 2005, £0.5445 to $1.00 for 2004, and £0.6086 to $1.00 for 2003, in each case the average exchange rate during such year. The cumulative impact to his USD compensation due to foreign exchange over the three year period presented above is 9.5%.

Option/SAR Grants in Last Fiscal Year

        The table below shows the grants of stock options made to the named executive officers in 2005. These options have an exercise price equal to the fair market value of the stock on the date of grant.

Name	Type	Number of Securities Underlying Options/SARs Granted(#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price(1) ($/Share)	Expiration Date	Grant Date Present Value(2) ($)
David M. Thomas	Stock Options	0	0%	$ 0.00	N/A	$ 0
David R. Carlucci	Stock Options	115,000	2.39%	$23.03	01/01/12	$889,054
Gilles V. J. Pajot	Stock Options	100,000	2.08%	$24.06	04/15/12	$741,160
Nancy E. Cooper	Stock Options	100,000	2.08%	$24.06	04/15/12	$741,160
Robert H. Steinfeld	Stock Options	100,000	2.08%	$24.06	04/15/12	$741,160

1.
The exercise or base price is equal to the fair market value of the stock on the date of grant. The options vest one third per annum and have a seven year term. The options are subject to accelerated vesting upon death, disability, termination by the Company not for cause, termination by the executive for good reason, or a change in control. Options that are vested at the time of termination remain outstanding for specified periods thereafter, except upon a termination not for cause or for good reason after a change in control options generally remain outstanding for the remainder of the option term.

2.
Grant date present value is based on the Black-Scholes Option Pricing Model and assumes an expected stock-price volatility factor of 34.1% and a risk-free rate of return of 3.54% for grants issued on January 3, 2005 and an expected stock-price volatility factor of 29.4% and a risk-free rate of return of 3.88% for grants issued on April 15, 2005, an average annual dividend yield of 0.3%, a vesting and forfeiture discount of 10% and an assumed time of exercise of 4.39 years from grant date. These assumptions may or may not be fulfilled, and the amounts shown cannot be considered predictions of future value. Options will have value at the exercise date only to the extent the stock price exceeds the option exercise price.

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values

        The following table provides information related to option exercises by each of the named executive officers during 2005, the number of unexercised options at year-end and the value of unexercised in-the-money stock options at year-end.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(1) (#)
					Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End(2) ($)
Name	Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David M. Thomas	—	—	1,591,666	283,334	4,451,666	1,070,334
David R. Carlucci	—	—	408,333	281,667	3,782,833	777,517
Gilles V. J. Pajot	135,000	713,100	885,199	133,334	3,659,087	381,673
Nancy E. Cooper	—	—	284,999	235,001	1,544,930	548,920
Robert H. Steinfeld	35,000	120,750	293,316	206,667	1,471,049	402,536

1.
Represents options to purchase shares of Common Stock of IMS.

2.
The values shown equal the difference between the exercise price of the exercisable and unexercisable options and the market price of the underlying common stock at the close of business on December 30, 2005 of $24.92.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2005, regarding certain outstanding awards and shares remaining available for future issuance under our compensation plans under which equity securities are authorized for issuance (excluding 401(k) plans, ESOPs and similar tax-qualified plans):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(2) (c)
Equity compensation plans approved by security holders	25,368,353	$22.31	4,961,045
Equity compensation plans not approved by security holders	5,457,496	$22.20	1,516,003
Total	30,825,849	$22.29	6,477,048

1.
Weighted-average exercise price has been calculated including outstanding restricted stock units and deferred shares, which are treated as having an exercise price of zero. If weighted-average exercise price were calculated for these plans based solely on outstanding options (which have an exercise price), the number of options outstanding and the weighted-average exercise price would be as follows: plans approved by security holders: 24,534,680 options with an weighted-average exercise price of $23.06; plans not approved by security holders: 5,449,106 options with a weighted-average exercise price of $22.23; and total for plans: 29,983,786 options with a weighted-average exercise price of $22.91.

2.
Of the shares remaining available for future issuance, the numbers of shares that may be issued as restricted stock or grants of stock as a bonus under our plans at December 31, 2005, were as follows: 1998 Employees' Stock Incentive Plan, 2,246,223 shares; 2000 Stock Incentive Plan, 1,516,003 shares; and 1998 Non-Employee Directors' Stock Incentive Plan, 256,331 shares. These are equity incentive plans that also authorize the grant of options and other types of equity awards, so that the shares will not necessarily be issued as restricted stock or stock bonus grants. Of the shares remaining available for future issuance, 2,278,491 shares remain available under the Company's Employee Stock Purchase Plan, a stock purchase plan meeting the requirements of Section 423 of the Internal Revenue Code.

        Our equity compensation plans that have not been approved by our shareholders are the 2000 Stock Incentive Plan and certain shares authorized for grant under the 1998 Non-Employee Directors' Stock Incentive Plan. Set forth below is a description of the material features of these plans:

          The 2000 Stock Incentive Plan provides for the grant of options and other equity awards to employees, excluding executive officers and directors. The Board of Directors adopted the Plan in 2000. Grants under the Plan are determined, and the Plan is administered by the Compensation and Benefits Committee of the Board of Directors (the "Committee") and certain officers to whom the Committee has delegated authority. The features of the Plan are similar to those of the 1998 Employees' Stock Incentive Plan, authorizing grants of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock-based awards. The Committee sets vesting terms of awards at grant; in some cases options or awards may vest upon the achievement of pre-set performance goals. To date, we have granted primarily options and restricted stock units under the Plan. Options must have an exercise price of at least 100% of the fair market value of the Common Stock on the grant date, and a term not exceeding ten years. Upon termination of employment, unvested options generally are forfeited and vested options expire 90 days after termination, except terms that are more favorable apply in the case of death, disability and retirement or as determined by the Committee. The exercise price may be paid in cash or by surrender of previously acquired shares. Restricted stock units granted under the Plan are settled by delivery of shares, and generally have been subject to a risk of forfeiture upon termination of employment for a period of one to four years, except more favorable terms apply to termination due to death, disability or retirement. Holders of restricted stock units are entitled to dividend equivalents payable in cash upon vesting. The Committee has specified that certain awards under the Plan will become vested upon a change in control of IMS.

          The 1998 Non-Employee Directors' Stock Incentive Plan currently provides for the grant of options and restricted stock to non-employee directors. The Plan as amended and restated was approved by our security holders in 2003, but in 2000 the Plan had been amended by the Board of Directors to add 226,678 shares. Grants under the Plan are determined, and the Plan is administered by, the Compensation and Benefits Committee of the Board of Directors, subject to the review and approval of the full Board of Directors. Options must have an exercise price of at least 100% of the fair market value of the Common Stock on the grant date, and a term not exceeding ten years. The Committee sets vesting terms of awards at grant. Upon termination of service as a director, unvested options generally are forfeited and vested options expire 90 days after termination, except more favorable terms, including non-forfeiture of unvested options, apply in the case of death, disability and retirement or as determined by the Committee. The exercise price may be paid in cash or by surrender of previously acquired shares. Restricted stock granted under the Plan is subject to a risk of forfeiture upon termination of service as a director, except in the case of death or disability or as otherwise determined by the Committee, for a period specified by the Committee.

Five Year Performance Graph

        This graph compares the total shareholder return of IMS, the Standard and Poor's 500 Index, the S&P 500 Pharmaceutical Index and a selected comparator group from December 31, 2000 until December 31, 2005. While there is no widely recognized standard industry group or individual companies that are pure peers of IMS, a group was selected composed of five companies that provide pharmaceutical companies with contract research, contract sales and drug wholesale services. Although most of these companies do not compete directly with IMS, their customers are the same, and we believe their share price performance is influenced by many of the same factors that influence the price of IMS Common Stock. This Pharmaceutical Services Group consists of: Cardinal Health Inc., Covance Inc., Dendrite International, Inc., McKesson HBOC, Inc. and NDCHealth Corporation.

Comparison of Cumulative Total Returns to Shareholders
December 31, 2000 to December 30, 2005

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/30/2005	Compound Annual Return Rate
IMS HEALTH	$100.00	$72.49	$59.72	$93.22	$87.34	$94.10	-1.2%
Pharmaceutical Services Group(1)	100.00	101.45	87.36	94.91	93.14	120.28	3.8%
S&P 500 Pharmaceutical	100.00	85.46	68.33	74.34	68.84	66.53	-7.8%
S&P 500	100.00	88.11	68.64	88.32	97.89	102.71	0.5%

Notes:

1.
The Pharmaceutical Services Group consists of Cardinal Health, Covance, Dendrite International, McKesson and NDCHealth.

Note: All IMS share prices have been adjusted to reflect dividend reinvestment of the value of the shares distributed in the Company's spin-off of Gartner, Inc. in 1999 and Synavant Inc. in 2000 into additional shares of stock in IMS.

Retirement Benefits

        Retirement benefits are provided to the named executive officers of the Company under pension arrangements that are described below. Compensation for the purpose of determining retirement benefits consists of base salary, annual bonuses, commissions, overtime and shift pay and includes earned compensation deferred under the Executive Deferred Compensation Plan. Severance pay, income derived from equity-based awards, contingent payments and other forms of special remuneration are excluded. A portion of the bonuses taken into account in the Summary Compensation Table above were not paid until the year following the year in which they were accrued and expensed. Compensation for purposes of determining average final compensation varies from the Summary Compensation Table amounts in that bonuses earned in the previous year but paid in the current year are part of compensation in the current year for retirement plan purposes, and any unpaid current year's bonuses accrued and included in the Summary Compensation Table are not part of compensation for that year. Unless otherwise noted, average final compensation is defined as the highest average annual compensation during five consecutive twelve-month periods in the last ten consecutive twelve-month periods of the employee's credited service.

        Mr. Thomas.    Mr. Thomas, who will retire as the Executive Chairman of the Company on March 31, 2006, will receive benefits under the IMS Health Incorporated Retirement Plan ("Retirement Plan"), the IMS Health Incorporated Retirement Excess Plan ("REP") and the IMS Health Incorporated Supplemental Executive Retirement Plan ("SERP") as illustrated by the table below. It shows the estimated benefits based on different possible levels of average final compensation and credited years of service at the time of retirement. Amounts shown include U.S. Social Security benefits, which would be deducted from the benefits actually payable under these plans. These aggregate annual retirement benefits do not increase because of additional credited service after 15 years.

        Benefits vest after five years of credited service and are calculated at 5% of average final compensation per year for the first ten years of credited service, and 2% per year for the next five years, up to a maximum of 60% of average final compensation after 15 years of credited service. The benefits shown in the table are calculated on a straight-life annuity basis.

	Estimated Aggregate Annual Retirement Benefit Assuming Credited Service of:
Average Final Compensation
	5 Years	10 Years	15 Years	20 Years	30 Years
$1,000,000	$250,000	$500,000	$600,000	$600,000	$600,000
1,300,000	325,000	650,000	780,000	780,000	780,000
1,600,000	400,000	800,000	960,000	960,000	960,000
1,900,000	475,000	950,000	1,140,000	1,140,000	1,140,000
2,200,000	550,000	1,100,000	1,320,000	1,320,000	1,320,000

        As of December 31, 2005, the number of years of credited service for Mr. Thomas is five. For 2005, compensation that would be included in calculating average final compensation for Mr. Thomas was $1,932,865.

        Under terms agreed to when he commenced employment in 2000 as the Chairman and, at that time, Chief Executive Officer and President, Mr. Thomas is 100% vested in the benefit payable under the terms of the SERP. In addition, Mr. Thomas' employment agreement provides for an alternate determination of his pension benefit, which if greater, would become payable. The alternative determination of his pension benefit reflects the service Mr. Thomas earned with his prior employer. See "Employment Agreements" beginning on page 28.

        Mr. Carlucci.    The table below illustrates the estimated aggregate annual benefits payable under the Retirement Plan, the REP and the SERP, as amended by the terms of Mr. Carlucci's employment agreement. It shows the estimated benefits based on different possible levels of average final compensation and credited years of service at the time of retirement. Amounts shown include U.S. Social Security benefits and amounts paid or payable under any qualified or non-qualified defined benefit pension plan maintained by his prior employer, which would be deducted from the benefits actually payable under these plans. These aggregate annual retirement benefits do not increase because of additional credited service earned following attainment of age 65.

        Benefits vest after five years of credited service and are calculated at 8% of average final compensation per year for the first five years of credited service, and 1.675% per year for the next twelve years, and an additional 0.3% for the partial year of service completed at his 65th birthday, up to a maximum of 60% of average final compensation. The benefits shown in the table are calculated on a straight-life annuity basis.

	Estimated Aggregate Annual Retirement Benefit Assuming Credited Service of:
Average Final Compensation
	5 Years	10 Years	15 Years	20 Years	30 Years
$750,000	$300,000	$362,813	$425,625	$450,000	$450,000
1,000,000	400,000	483,750	567,500	600,000	600,000
1,250,000	500,000	604,688	709,375	750,000	750,000
1,500,000	600,000	725,625	851,250	900,000	900,000
1,750,000	700,000	846,563	993,125	1,050,000	1,050,000

        As of December 31, 2005, the number of years of credited service for Mr. Carlucci is three. For 2005, compensation that would be included in calculating average final compensation for Mr. Carlucci was $1,439,235.

        Under terms agreed to when he commenced employment in 2002 as the President and Chief Operating Officer, Mr. Carlucci is 100% vested in the benefit payable under the terms of the SERP. See "Employment Agreements" beginning on page 28.

        Mr. Pajot.    The table below illustrates the estimated aggregate annual benefits payable in specified average final compensation and credited service classifications upon retirement for Mr. Pajot. Amounts shown include benefits payable under the plans of Mr. Pajot's prior employer that would be deducted in calculating benefits payable by IMS.

        Mr. Pajot is 100% vested in his plan benefit. Benefits are calculated at 3.25% of average final compensation per year of credited service, up to a maximum of 65% of average final compensation, after 20 years of service. See "Employment Agreements" beginning on page 28.

	Estimated Aggregate Annual Retirement Benefit Assuming Credited Service of:
Average Final Compensation
	5 Years	10 Years	15 Years	20 Years	30 Years
$800,000	$130,000	$260,000	$390,000	$520,000	$520,000
900,000	146,250	292,500	438,750	585,000	585,000
1,000,000	162,500	325,000	487,500	650,000	650,000
1,100,000	178,750	357,500	536,250	715,000	715,000
1,200,000	195,000	390,000	585,000	780,000	780,000

        The benefits shown in the table above are calculated on a straight-life annuity basis. As of December 31, 2005, the number of years of credited service for Mr. Pajot is thirteen. For 2005, compensation that would be included in calculating average final compensation for Mr. Pajot was $1,037,281.

        Ms. Cooper and Mr. Steinfeld.    The table below illustrates, for Ms. Cooper and Mr. Steinfeld, the estimated aggregate annual benefits payable under the Retirement Plan, the REP and the IMS Health Incorporated Executive Pension Plan ("EXPP"). U.S. Social Security benefits will not be deducted when determining benefits payable to these executives. These aggregate annual retirement benefits do not increase because of additional credited service after 30 years.

        Benefits vest after five years of credited service and are calculated at 2.5% of average final compensation per year for the first 15 years of credited service, and 1.5% of average final compensation for the next 15 years, up to a maximum of 60% of average final compensation after 30 years of credited service.

	Estimated Aggregate Annual Retirement Benefit Assuming Credited Service of:
Average Final Compensation
	5 Years	10 Years	15 Years	20 Years	30 Years
$450,000	$56,250	$112,500	$168,750	$202,500	$270,000
525,000	65,625	131,250	196,875	236,250	315,000
600,000	75,000	150,000	225,000	270,000	360,000
675,000	84,375	168,750	253,125	303,750	405,000
750,000	93,750	187,500	281,250	337,500	450,000
825,000	103,125	206,250	309,375	371,250	495,000

        The benefits shown in the table above are calculated on a straight-life annuity basis. As of December 31, 2005, the number of years of credited service for Ms. Cooper and Mr. Steinfeld are four and nine, respectively.

        For 2005, compensation that would be included in calculating average final compensation for Ms. Cooper and Mr. Steinfeld was $636,488 and $567,255, respectively. However, Mr. Steinfeld's employment agreement provides that his average final compensation will at least equal his 2001 base salary plus the greater of his 2001 target annual incentive or his actual annual incentive paid for 2001. As a result, Mr. Steinfeld's average final compensation will not be less than $465,000. In addition, Mr. Steinfeld's aggregate annual accrued benefit under the Retirement Plan, REP and EXPP will not be less than $47,240 per year commencing at age 55, which is the aggregate amount determined under the Retirement Plan, REP and US Executive Retirement Plan ("US ERP") as of February 11, 2003. See "Employment Agreements" beginning on page 28.

        Payment Alternatives Under Retirement Plans.    Optional forms of payment, including actuarially equivalent lump sum payments under the non-qualified plans, are available under each of these arrangements provided the employee has complied with all requirements relating to such election.

Change-in-Control Agreements

        We have entered into Change-in-Control Agreements with certain of our executives. These provide for severance and other benefits if, following a change in control of IMS, the executive's employment terminates in a way adverse to the executive. These agreements cover all executive officers other than the Executive Chairman and the Chief Executive Officer and President, and also cover certain other officers and selected key employees.

        Under the Change-in-Control Agreements, an executive commits to remain employed for 180 days following an event that represents a potential change in control to maintain stable operations while a change in control proceeds. If a named executive officer's employment ends within two years following a change in control either because IMS terminates him or her without cause or because the executive resigns under circumstances constituting "good reason," the executive will be entitled to:

  •
  Payment in lieu of annual bonus in an amount equal to the target bonus for the year of the change in control, prorated to reflect the part of the year of termination he or she worked;

  •
  Payment of a lump sum of three times (one times or two times in the case of certain executives) the sum of: (a) his or her base salary plus (b) annual target bonus for the year of the change in control or, if no target bonus has been determined for the year, the annual bonus actually earned in the preceding year;

  •
  Vesting and deemed achievement of target performance and payment for outstanding long-term performance awards for all performance periods in progress;

  •
  Payment of an allowance for outplacement expenses in an amount equal to 20% of salary and bonus, but not to exceed $100,000;

  •
  Life and health insurance benefits for 36 months after termination (12 months or 24 months in the case of certain executives); and

  •
  Certain retiree medical and life benefits that otherwise would have commenced at age 55, paid for in whole or in part by the Company, except some participants are entitled to a cash payment in lieu of these benefits.

        If payments trigger the "golden parachute" excise tax imposed by the U.S. Internal Revenue Code, IMS will pay an additional "gross-up" amount so that the executive's after-tax benefits are the same as though no excise tax had applied. If an excise tax is triggered, a substantial portion of our payments to the executive under the agreement would not be tax deductible by us for federal income tax purposes. We will reimburse an executive for expenses incurred in enforcing the agreement unless incurred in bad faith.

        Under the agreement, "good reason" means an adverse change in employment status, compensation or benefits, or a required move to a new work location not otherwise specified in the agreement.

        A "change in control" is defined in the agreement to occur if a person becomes the beneficial owner of 20% or more of the combined voting power of IMS's securities, if a majority of the Board changes in a 24-month period without the specified approval of incumbent directors, if IMS shareholders approve a merger with another entity in a way that substantially changes the ownership of existing shareholders, if we sell substantially all assets or liquidate IMS, or if the Board of Directors otherwise determines that a change in control has occurred. If a potential change in control occurs, IMS must deposit funds into a "rabbi" trust to fund potential obligations under the agreements. A deposit of funds of this type occurred in 2005, in connection with the then proposed merger with VNU N.V., which funds were reimbursed to the Company following the termination of the merger proposal.

        Under IMS equity plans and award agreements, a change in control will result in the accelerated vesting of the option or other equity award subject at the time of the change in control to service-based vesting requirements for these certain executives.

Employment Agreements

        The employment agreements with Messrs. Carlucci, Pajot and Steinfeld and Ms. Cooper employ each of them for a specified period of up to approximately three years, with automatic one-year renewals thereafter. The agreements specify annual base salaries, which must be reviewed annually and may be increased but not decreased from the amount previously in effect. Salary levels in effect for 2005 are reflected in the Summary Compensation Table. Effective with the April 1, 2006 appointment of Mr. Carlucci as Chairman of the Board (in addition to his previous role as Chief Executive Officer and President) and the January 27, 2006 appointment of Mr. Pajot as Executive Vice President and President, Global Business Management, their base salaries are $825,000 and $700,000, respectively. The agreements also provide each executive with an opportunity to earn annual incentive compensation based on achievement at targets of performance objectives set by the Compensation and Benefits Committee, in an amount not less than a specified percentage of salary, as follows: Mr. Carlucci, 100%; Mr. Pajot, 71%; Ms. Cooper, 60%; and Mr. Steinfeld, 56%. Under our PERS program, each executive is eligible to earn restricted stock units with a value equal to the value of the annual incentive compensation earned, such units then subject to additional service-based vesting for two years. Under the agreements, we must permit each executive to continue participating in plans and programs offering compensation opportunities and benefits no less favorable than those in effect at the time the agreements became effective. The agreements impose obligations on the executive as to confidentiality, non-competition, non-disparagement of IMS, and similar matters during employment and for specified periods following termination. In addition to normal remedies for breach, the breach of these obligations after termination of employment can trigger forfeiture of options and certain other equity awards.

        The agreements require IMS to provide certain payments and benefits upon termination of the executive's employment, in addition to amounts previously accrued. If employment terminates due to retirement, approved early retirement, death or disability, the executive will receive annual incentive compensation for that year prorated to reflect the part of the year worked. Retirement is defined as age 60, in the case of Mr. Carlucci, and age 55 in the case of the other executives. Eligibility for retirement under certain IMS plans may be met through the attainment of age and/or service criteria that differs from that in the agreements. If termination results from a disability, the employment agreements provide for accelerated vesting of options, restricted stock units, performance awards and other awards and continued participation in health and other benefit plans until age 65. Although not covered by the employment agreements, the executives' option agreements provide, subject to certain exceptions, for no forfeiture of options and other awards upon termination due to death or retirement. If we terminate the employment of the executive other than for cause or the executive terminates for "good reason," he/she will receive:

  •
  Payment of a prorated portion of target annual incentive for that year;

  •
  Payment of a severance amount equal to (i), for Messrs. Carlucci and Pajot, two times the sum of annual salary plus the greater of that year's target annual incentive or the annual incentive paid in the prior year, and (ii), for Ms. Cooper and Mr. Steinfeld, the sum of annual salary plus the greater of that year's target annual incentive or the annual incentive paid in the prior year. These amounts are payable in monthly installments over 24 months;

  •
  Accelerated vesting of options, restricted stock units, performance awards and other awards, with any performance objectives deemed achieved at target levels; and

  •
  Continued participation in health and other benefit plans for up to two years after termination, unless a subsequent employer provides comparable benefits.

        If such a termination occurs within two years after a change in control, the executive will receive the benefits listed above plus these enhancements:

  •
  The severance amount multiplier will be three times rather than two times or one times the annual cash amount, and severance will be payable as a lump sum;

  •
  Any option granted during the term of the agreement will remain outstanding until its stated expiration date;

  •
  For purposes of our SERP, Mr. Carlucci will be credited with three additional years of age and three additional years of service for determining his retirement benefit, and his average final compensation will be not less than $1,650,000;

  •
  For purposes of the executive pension arrangement, in the case of Mr. Pajot, and of the EXPP, in the case of Ms. Cooper and Mr. Steinfeld, the executive will be credited with three additional years of age and three additional years of service for determining their retirement benefit;

  •
  Participation will continue in benefit plans for up to three years; and

  •
  Any greater benefits provided under the Change-in-Control Agreements will only apply to Mr. Pajot, Ms. Cooper and Mr. Steinfeld and not to Mr. Carlucci or Mr. Thomas, because their employment agreements encompass their change-in-control benefits.

        Upon occurrence of a potential change-in-control event, we must deposit funds into a trust to fund potential obligations under the agreements. Such a deposit occurred during 2005, in connection with the then proposed merger with VNU N.V., which funds were reimbursed to the Company following termination of the merger proposal. If payments following a change-in-control trigger the "golden parachute" excise tax, we will pay the executive an additional "gross-up" amount so that his or her after-tax benefits are the same as though no excise tax had applied. If an excise tax is triggered, a substantial portion of our payments to the executive under the agreement would not be tax deductible by us for federal income tax purposes.

        The agreements provide that, upon the occurrence of a change in control, outstanding stock options, restricted stock units and other equity-based awards then held by the executive will become vested and exercisable.

        For purposes of the agreements, "good reason" means a demotion or adverse change in the executive's employment status, compensation or benefits, a required relocation, a failure of IMS to abide by other important provisions of the agreement or to renew the term of the agreement. We must fully indemnify the executives, continue officers' and directors' liability insurance during employment and for up to six years thereafter, and reimburse the executive for expenses incurred in interpreting and enforcing the agreement unless incurred in bad faith or frivolous. A "change in control" has the same meaning as defined in the Change-in-Control Agreements, described above.

        Mr. Carlucci's agreement provides that he is credited, for purposes of vesting under our supplemental pension plan and other executive compensation plans (excluding the IMS equity plans), with 26 years of service, reflecting his years of service to his prior employer. Our benefits obligation will be reduced by the pension amounts he is entitled to receive from his prior employer. Unless his termination of employment is for cause or without good reason, Mr. Carlucci may elect to continue participating for his lifetime (along with coverage for his spouse and dependent children) in IMS medical plans beyond the date he would otherwise be eligible. The 2005 amendment to his agreement also provided for a grant of 38,000 restricted stock units on January 3, 2005, vesting in equal installments over three years beginning on January 1, 2006, and options to purchase 115,000 shares (exercisable at $23.03 per share) on January 3, 2005, vesting in equal installments over three years beginning on January 1, 2006, and provided that, if his employment terminates before he completes five years of service with IMS, his Average Final Compensation under the SERP will be determined based on compensation paid by IMS and not taking into account his compensation with his prior employer. The Company paid certain legal fees of counsel to Mr. Carlucci in connection with the negotiation and entry into the amendments to the agreement entered into in 2006.

        Mr. Pajot's agreement provides for special pension benefits intended to duplicate benefits payable under a pension plan of a prior employer, had he remained with that employer until retirement. His arrangement provides that, if he retires at age 65, his annual benefit will equal 65% of his average final pensionable earnings (base salary plus bonus), but our retirement benefits obligation will be reduced by the pension amounts he is entitled to receive from his former employer. His disability benefits will be at least equal to those provided under our US ERP, with credit for all years of service to IMS. The US ERP disability provision provides for monthly payments to the disabled employee equal to 1/12th of the base salary and cash incentive paid to the employee during the 12 month period prior to becoming disabled. Under his agreement, Mr. Pajot is entitled to voluntarily terminate his employment before a change in control and receive the severance payments, pro-rata annual incentive award, vesting in options and equity award granted in 2005 or earlier, and continued health and welfare benefits that would have been provided had we terminated his employment without cause, or he can voluntarily terminate his employment within two years after a change in control and receive all of the payments and benefits that would have been provided had we terminated his employment without cause after a change in control.

        Ms. Cooper's agreement provides that if she is terminated within two years after a change in control in circumstances that would trigger a severance payment, she will also receive retiree medical and life insurance benefits no less favorable than those she would have received had she retired at or after age 55. Her agreement also provides that under certain circumstances, she may be required to reimburse IMS for bonus or equity based compensation received, if IMS is required to prepare an accounting restatement due to any material noncompliance with applicable financial reporting requirements.

        Mr. Steinfeld's agreement provides that, for purposes of determining pension benefits under the EXPP, his average final compensation will be at least equal to $465,000 and his accrued benefit will not be less than that which was determined as of February 11, 2003 under the US ERP. If Mr. Steinfeld is terminated within two years after a change in control in circumstances that would trigger a severance payment, he will also receive retiree medical and life insurance benefits no less favorable than those he would have received had he retired at or after age 55. His agreement also provides that under certain circumstances, he may be required to reimburse IMS for bonus or equity based compensation received, if

IMS is required to prepare an accounting restatement due to any material noncompliance with applicable financial reporting requirements.

        David M. Thomas is scheduled to retire as Executive Chairman on March 31, 2006. Previously, Mr. Thomas has served at various times as Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Thomas's employment agreement, as in effect since the beginning of 2005, provides for annual salary of $880,000 and an annual incentive target opportunity of at least 100% of current salary, as well as other rights upon a change in control similar to those that apply to the Chief Executive Officer as described above. Under terms of his employment agreement, upon his retirement Mr. Thomas's unvested options, PERS and other equity awards will become vested, a pro-rated portion of his annual cash incentive for 2006 will be payable based on actual performance in 2006, and the Company will transfer ownership of his Company-provided automobile to him at the then current retail book value of this automobile (estimated to be $49,983). Mr. Thomas is responsible for the taxes associated with this transfer. As provided for in his employment agreement, his 28 years of service to his prior employer will be treated as years of service under the SERP, but any pension paid by the former employer will reduce the Company's pension obligation. Following his retirement on March 31, 2006, Mr. Thomas is to provide consulting services to the Company through December 31, 2006 for which he will receive fees of $70,000 per month. Mr. Thomas will remain subject to confidentiality, non-competition, non-disparagement of IMS and similar covenants for specified periods following termination, and the breach of these obligations will entitle IMS to cease any ongoing payments and benefits and recover all prior payments and the fair market value of benefits under the agreement.

Employee Protection Plan

        The IMS Health Incorporated Employee Protection Plan ("EPP"), provides severance benefits to employees, including certain executive officers. The EPP provides for the payment of severance benefits if IMS terminates the officer's employment not for cause. An executive officer terminated in this way will receive salary and benefits continuing for not less than 26 weeks nor more than 104 weeks, determined on the basis of 1.5 weeks for each $10,000 of base salary plus three weeks for each year of service, but limited to 26 weeks if the employee has less than one year of service at termination. Benefits under the EPP cease when the officer earns or accrues compensation from any new employer or other third party. These benefits do not apply to certain executive officers terminated within two years after a change in control, which are covered by the Change-in-Control Agreements described above.

        In addition to continuation of salary, the EPP provides to eligible terminated officers:

  •
  Continued medical, dental and life insurance coverage throughout the salary continuation period;

  •
  Payment of the annual bonus for the year of termination that would have been paid if employment continued, pro-rated to reflect the number of months worked during that year, but only if the employee worked for at least six months in that year and termination was not due to the employee's unsatisfactory performance; and

  •
  Outplacement services and financial counseling in certain cases.

        The Chief Executive Officer retains discretion to increase or decrease EPP benefits for executives and other employees. EPP benefits will not be provided to executives covered by employment agreements, except Messrs. Thomas, Carlucci and Mr. Steinfeld and Ms. Cooper are entitled to EPP benefits to the extent that they may be more favorable than benefits under their employment agreements.

PROPOSAL NO. 2: APPOINTMENT OF AND RELATIONSHIP
WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors, upon the recommendation of the Audit Committee, selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006. The Board of Directors will ask IMS shareholders to approve this selection at the Annual Meeting.

Report of the Audit Committee

        PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the year ended December 31, 2005. PricewaterhouseCoopers has been our independent auditor since July 1998, when IMS became an independent publicly traded company.

        Among its functions, the Audit Committee reviews the financial reporting process of IMS on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The independent registered public accounting firm is responsible for expressing opinions on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America, on management's annual assessment of internal control over financial reporting, based on criteria established in Internal Control—an Integrated Framework issued by The Committee of Sponsoring Organizations of The Treadway Commission (collectively, "COSO"), and on our maintenance, in all material respects, of internal control over financial reporting, based on the criteria established by COSO.

        The Audit Committee has reviewed and discussed the annual audited financial statements with management and the independent registered public accounting firm, PricewaterhouseCoopers. The Audit Committee also examined with the independent registered public accounting firm the matters required to be discussed by the Statement of Auditing Standards No. 61, and reviewed the results of the independent registered public accounting firm's examination of the consolidated financial statements.

        PricewaterhouseCoopers has also confirmed to IMS that it is in compliance with the rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence. The Audit Committee received and discussed with PricewaterhouseCoopers its written disclosures in the form of a letter as required by Independence Standards Board Standard No. 1. The Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm is compatible with the auditor's independence.

        Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee James D. Edwards, Chairman H. Eugene Lockhart William C. Van Faasen

Fees Paid to Independent Registered Public Accounting Firm

        The accounting firm of PricewaterhouseCoopers served as IMS's independent auditors for the years ended December 31, 2005 and December 31, 2004. In addition to rendering audit services during those two years, PricewaterhouseCoopers performed various non-audit services for IMS worldwide.

  Audit and Other Fees for Past Two Fiscal Years

        The following table sets forth the aggregate fees billed to IMS for services rendered by PricewaterhouseCoopers for the 2005 and 2004 fiscal years:

	2005	2004
	(in millions)
Audit fees (1)	$3.9	$4.4
Audit-related fees (2)	2.1	1.3
Tax fees (3)	1.4	0.7
All other fees (4)	0.0	0.1

Total	$7.4	$6.5

(1)
Audit fees principally include services related to the annual audit of the consolidated financial statements, audit of internal controls over financial reporting, statutory audits of foreign subsidiaries, Securities and Exchange Commission registration statements and other filings, and consultation on accounting matters. Audit fees decreased in 2005 as a result of lower fees associated with the second year of compliance with Sarbanes-Oxley Section 404.

(2)
Audit-related fees consisted principally of due diligence services, audits of employee benefit plans, and financial accounting and reporting consultations for assurance and related services not already reported in Audit fees. The increase in audit-related fees is primarily due to services rendered in connection with the proposed merger with VNU (which was terminated on November 17, 2005).

(3)
Tax fees relate primarily to professional services for expatriate tax services and tax compliance, advice and planning services. These services included U.S. and non-U.S. tax services.

(4)
All other fees consisted principally of actuarial and human resource advisory services for which the arrangements were entered into prior to May 2003.

        All audit and non-audit services to be performed by IMS's independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by the Securities and Exchange Commission's rules, the Committee also has delegated to its Chairperson and each member determined to be an "audit committee financial expert," acting singly, the authority to pre-approve any audit or non-audit services if the need for pre-approval arises between regularly scheduled meetings. Such interim approvals, together with full documentation, are presented to the Committee at its next scheduled meeting.

        As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that the independent registered public accountants expect to provide or may provide during the next 12 months. The schedule will be specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next 12 months.

        A schedule of additional services proposed to be provided by the independent registered public accountants, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

        Applicable Securities and Exchange Commission rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as Audit-related, Tax and All other, none were billed pursuant to these provisions in fiscal 2005 without pre-approval.

        The Audit Committee has considered the compatibility of non-audit services performed by PricewaterhouseCoopers with their independence. Our Committee has concluded that the provision of non-audit services by PricewaterhouseCoopers is compatible with that firm maintaining its independence from IMS and its management.

        The Board of Directors, on the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers as independent registered public accountants for IMS for the year ending December 31, 2006, subject to ratification of the appointment by the affirmative vote of a majority of the shares of Common Stock voting in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote on the matter. A representative of PricewaterhouseCoopers is expected to be available to answer appropriate questions at the Annual Meeting and is free to make statements during the meeting. If the shareholders do not ratify the appointment of PricewaterhouseCoopers, the Board of Directors will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS.

PROPOSAL NO. 3: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
THE 1998 IMS HEALTH INCORPORATED
EMPLOYEES' STOCK INCENTIVE PLAN

        The Board of Directors recommends that shareholders of IMS approve an amendment to the 1998 Employees' Stock Incentive Plan (the "Incentive Plan") to increase the number of shares reserved for Awards by 6.7 million, to provide that shares can be used for all types of awards under the Incentive Plan and otherwise simplify share counting provisions, to extend the termination date of the Incentive Plan from 2013 to 2015, and to conform the Incentive Plan to new Section 409A of the Internal Revenue Code regulating deferrals of compensation.

        The proposed amendment will increase the overall number of shares reserved and available under the Incentive Plan. At February 28, 2006, outstanding awards under the Incentive Plan relate to a total of 24,455,797 shares, and 2,426,223 shares remained available for future awards, of which 1,134,687 could be restricted stock or other full-value awards.

        Information on the total number of shares available under our existing equity compensation plans and subject to outstanding options is presented above under the caption "EQUITY COMPENSATION PLAN INFORMATION." Based on our equity award plans in effect and outstanding awards at February 28, 2006, if shareholders approve the amended and restated Incentive Plan the total number of shares available for future issuance under the Incentive Plan and other continuing equity compensation plans (excluding the Employee Stock Purchase Plan) would be as follows:

Shares subject to outstanding awards	30,339,851
Shares available for future equity awards	10,898,557

Total shares	41,238,408

Percentage of outstanding shares*	17.1	%*

*
Shares outstanding includes all Common Stock outstanding at February 28, 2006 plus issuance of all unissued shares reserved under continuing plans (including upon exercise of outstanding options) and under the proposed Incentive Plan.

        The Board and its Compensation and Benefits Committee (the "Committee") believe that attracting and retaining executives and other key employees of high quality has been and will continue to be essential to the Company's growth and success. The Incentive Plan enables the Company to offer appropriate incentives required to attract, retain, motivate and reward top caliber employees for the creation of long-term corporate value. In particular, stock options, restricted stock, restricted stock units and other stock-based awards are important elements of compensation for executives and other employees, because such awards enable them to acquire or increase their proprietary interest in IMS, thereby ensuring a mutuality of interest with shareholders. Awards incorporating performance requirements can provide suitable rewards for achieving specific performance objectives that support the Company's annual and long-term goals, such as growth of operating income or revenues. Awards under the Incentive Plan provide an increased incentive for each employee granted an award to expend his or her maximum efforts for the success of the firm's business. The Board and Committee therefore view the Incentive Plan as a key component of the Company's overall compensation program.

Reasons for Shareholder Approval

        The Board and Committee seek shareholder approval of the amendment and restatement of the Incentive Plan in order to satisfy certain legal requirements, including requirements of the New York Stock Exchange. In addition, the Board regards shareholder approval of the Incentive Plan as desirable and consistent with corporate governance best practices.

        The Board and Committee also desire that IMS retain the ability to claim tax deductions for certain types of awards under the Incentive Plan. Section 162(m) of the Internal Revenue Code (the "Code") limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the "named executive officers"). "Performance-based" compensation that meets the requirements of Section 162(m) is not counted against the $1 million deductibility cap, and therefore remains fully deductible. IMS is seeking shareholder approval of the material terms of certain types of Incentive Plan awards in order to meet a key requirement for such awards to qualify as "performance-based" under Section 162(m). For purposes of Section 162(m), approval of the amended and restated Incentive Plan will be deemed also to include reapproval of the general business criteria upon which performance objectives for performance awards, including cash-based incentive awards, are based, described below under the caption "Description of the Incentive Plan—Other Stock-Based Awards, Performance-Based Awards and Related Provisions." Because shareholder approval of general business criteria, without specific targeted levels of performance, qualifies incentive awards for a period of approximately five years, shareholder reapproval of such business criteria will meet the requirements under Section 162(m) until 2011. IMS has granted awards and may in the future grant awards, such as restricted stock and restricted stock units, that do not qualify for full-deductibility under Code Section 162(m). See "Report of the Compensation & Benefits Committee on Executive Compensation."

        Shareholder approval of the amended and restated Incentive Plan will also permit designated stock options to qualify as incentive stock options under the Internal Revenue Code for ten years after approval. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

Restriction on Repricing and Loans

        The Incentive Plan will continue to include a provision that, without shareholder approval, the Company will not amend or replace options or stock appreciation rights previously granted under the Incentive Plan in a transaction that constitutes a "repricing." The term "repricing" has the meaning specified in a definition under the listing rules of the New York Stock Exchange. Adjustments to the exercise price or number of shares subject to an option or stock appreciation rights to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

        The Incentive Plan does not authorize loans from IMS Health to participants.

Accounting Treatment of Awards

        Effective January 1, 2006, IMS adopted Statement of Financial Accounting Standards No. 123R (FAS 123R) as its method of accounting for stock-based compensation. FAS 123R provides a method by which the fair value of awards granted under the Incentive Plan, including stock options, can be calculated and reflected as an expense in our financial statements.

Description of the Incentive Plan

        The following description of the Incentive Plan is qualified in its entirety by the provisions of the Incentive Plan, a copy of which is attached as Appendix B to this Proxy Statement.

        Types of Awards:    The Incentive Plan authorizes a broad range of awards, including:

  •
  stock options;

  •
  stock appreciation rights ("SARs");

  •
  restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

  •
  other stock-based awards, which may include restricted stock units, a contractual commitment to deliver shares at a future date if vesting conditions and/or other requirements are met;

  •
  shares of common stock granted as a bonus, including shares deferred as to delivery;

  •
  share-based performance awards, which are in effect restricted stock units awards that may be earned by achieving specific performance objectives;

  •
  cash-based performance awards tied to achievement of specific performance objectives; and

  •
  dividend equivalents.

        Administration.    The Incentive Plan is administered and interpreted by the Compensation and Benefits Committee. The Board limits membership on the Committee to non-employee directors, and intends that appointees will be independent directors under all applicable standards of independence. The Incentive Plan authorizes the delegation of Committee authority to an executive officer or group of executive officers to approve the grant of awards other than restricted stock, in amounts that are limited under the Plan. The Committee at present permits grants under delegated authority, but only to employees below the level of executive officer and otherwise as limited by the Plan and the Delaware General Corporation Law.

        Eligibility.    Employees of IMS and its subsidiaries (which excludes persons who serve solely as directors of the Company, including Committee members) are eligible to be selected for participation in the Incentive Plan. The Committee has complete authority and discretion to determine from among eligible persons to whom awards under the Incentive Plan will be granted and the amounts of such awards. At present, approximately 6,900 persons would be eligible for selection to receive awards under the Incentive Plan, of which approximately 2,815 persons currently hold awards granted under the Incentive Plan. Any person who has been offered employment also is eligible to be granted awards, but may not receive any payment or exercise any right relating to an Award until such person has commenced such employment.

        Shares Available and Award Limitations. A total of 24,455,797 shares were subject to outstanding awards as of February 28, 2006, representing approximately 11.0% of the outstanding class of Common Stock at that date; 2,426,223 shares remained available for future grants under the Incentive Plan. The amendment and restatement of the Incentive Plan would add 6.7 million shares to the number reserved and available for future grants. Shares subject to an Incentive Plan award that is forfeited or expired, settled by payment of cash or issuance of fewer shares than the number of shares subject to the award, or otherwise terminated without issuance to the participant of the full number of shares subject to the award, and shares withheld by or surrendered to IMS to satisfy withholding tax obligations or in payment of the exercise price of an award, will be deemed to remain available for new awards under the Incentive Plan. The Incentive Plan applies the same share counting rules to shares subject to outstanding awards under the 1998 IMS Health Incorporated Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards that are not in fact issued or delivered. That plan provided for replacement awards for awards outstanding at the time of the 1998 spin-off of the Company, but did not authorize new awards to be granted after the spin-off. In addition, shares issuable in connection with awards granted in substitution for awards of a business acquired by IMS will not be counted against the number of shares reserved under the Incentive Plan. The Incentive Plan counts shares against the total number reserved at the time the shares are issued in settlement of awards. Therefore, as clarified in the amendment and restatement, awards may be outstanding that cover a greater number of shares than the number remaining available under the Incentive Plan, as long as the shares delivered in settlement of awards do not exceed the number available under the Plan. Shares delivered under the Incentive Plan may be either newly issued or treasury shares.

        The amended and restated Incentive Plan will no longer contain a limit on the number of shares of restricted stock and similar "full-value" awards that may be granted. Accordingly, shares available under the Incentive Plan could be used entirely for full-value awards, which for accounting purposes have a higher expense per share than an option or SAR. The Committee considers the value and expense of the award when making grants, and therefore generally will grant a given full-value award covering fewer shares than would have been covered by the award if it were in the form of an option or SAR. In view of recent changes in accounting rules and competitive trends in the type of equity awards being granted, the Committee seeks flexibility to determine the types of awards to be granted under the Incentive Plan without separate limits on full-value awards and option/SAR type awards.

        An annual per-person limitation applies to each type of award granted to a participant in any calendar year. Each type of award may relate to no more than one million shares plus the amount of any unused annual limit for the previous year. In the case of a performance-based award which is not valued in a way that relates to shares, the maximum amount that a single participant can earn under such awards with respect to performance in a single fiscal year will be $5 million; if such an award has a multi-year performance period, the maximum amount that may be earned for performance will be this amount times the number of full and partial fiscal years in the performance period. Limitations on per-person awards are required to qualify them for full tax deductibility under Section 162(m). These limitations are unchanged by the amendment and restatement.

        On March 1, 2006, the last reported sale price of the Company's Common Stock in consolidated trading of New York Stock Exchange-listed securities was $24.19 per share.

        Stock Options.    The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price of any option granted under the Incentive Plan is determined by the Committee but may not be less than 100% of the fair market value of the shares on the date of grant. If the Committee requires the participant to pay consideration at the time of grant of the option, that payment will be treated as a prepayment applied to the exercise price of the option. The Committee determines the term of each option granted, the times at which each option will be exercisable, and provisions relating to forfeiture of unexercised options at or following termination of employment. No option, however, will be exercisable more than ten years after the date it is granted. The Incentive Plan also specifies that options become vested upon termination due to death or disability, and will not be forfeited upon termination due to retirement, and specifies periods following various types of employment terminations during which options may be exercised. Options may be exercised by payment of the exercise price in cash, in shares having a fair market value equal to the exercise price, including by withholding of option shares, or through a broker-assisted cashless exercise.

        SARs.    The Committee is authorized to grant SARs, either independent of an option grant or in connection with an option. An SAR, upon exercise, entitles the participant to receive the excess of the fair market value of a share of Common Stock over the exercise price, payable in cash or shares. SARs granted in connection with an option may be granted concurrently with the related option grant or at any time prior to the exercise or cancellation of the option and are generally subject to the same terms and conditions as the option. The exercise price of an SAR is determined by the Committee but will not be less than the greater of (i) 100% of the fair market value of the shares on the date of grant or in the case of an SAR granted in conjunction with an option, the option price of the related option and (ii) an amount permitted by applicable laws, rules, by-laws or policies or regulatory authorities or stock exchanges. The Committee may impose, in its discretion, conditions upon exercisability or transferability, including limits on the times at which an SAR will be exercisable and provisions relating to forfeiture of unexercised SARs at or following termination of employment. SARs granted under the Incentive Plan may include "limited SARs" that are exercisable upon the occurrence of specified events. To date the Committee has not granted SARs, but SARs exercisable for stock may become more useful under the FAS 123R accounting rules now applicable to our stock-based awards.

        Other Stock-Based Awards, Performance-Based Awards and Related Provisions.    The Committee is authorized to grant shares of restricted stock, shares of common stock as a bonus or as deferred shares, awards valued by reference to the fair market value of shares, dividend equivalents, and cash-based performance incentive awards. The Committee determines the terms and conditions of such awards, including the consideration to be paid upon grant or exercise, the periods during which awards will be outstanding, and any vesting provisions, forfeiture conditions and restrictions on such awards. In addition, the Committee can attach performance goals to these stock-based awards so that they will qualify as "performance-based compensation" which is deductible by IMS without limitation under Section 162(m) of the Code. Performance-based compensation requires satisfaction by a participant of certain pre-established performance goals while the outcome is substantially uncertain. The amendment and restatement of the Incentive Plan clarifies that cash-based awards can be granted separately from other types of awards, so that awards such as cash annual and long-term incentive awards are authorized. The Committee can set the period during which performance is measured; for example, a cash-based performance award could be granted with a one-year performance period so that the award would be, in effect, an annual incentive award.

        Performance goals for awards intended to qualify under Code Section 162(m) must be objective, may be absolute or relative, and based on one or more business criteria specified in the Plan, as follows: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) economic value added; (xix) return on assets; (xx) total shareholder return (stock price appreciation plus dividends and distributions); (xxi) operating management goals; (xxii) and execution of pre-approved corporate strategy. Any of these business criteria may relate to IMS or one or more of its subsidiaries, divisions or business units, partnerships, joint ventures or minority investments, product lines or products, and may be specified as a fixed goal or a goal relative to performance of competitive companies, industry indices, or other comparable measure of performance. The performance goals may be calculated without regard to extraordinary items, or the treatment of extraordinary items for purposes of measuring performance may be specified in advance by the Committee. A performance award qualifying under Section 162(m) may not be paid until the Committee certifies that the performance goals have been met.

        Adjustments Upon Certain Events.    Adjustments to the number and kind of shares issued or reserved for issuance pursuant to the Incentive Plan or outstanding awards and shares subject to the overall share limitation and the annual per-person limitation on equity awards are authorized in the event a share dividend or split, reorganization, recapitalization, merger, spin-off, extraordinary dividend or other similar corporate transaction or event affects the Common Stock. IMS is obligated to adjust outstanding awards, including exercise prices and other award terms, upon the occurrence of these types of events to preserve, without enlarging, the rights of Plan participants with respect to such awards. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or changes in applicable laws, regulations, or accounting principles, except that any adjustments to awards intended to qualify as "performance-based" must conform to requirements under Section 162(m). In the event of a change in control (as defined in the Incentive Plan), the Committee may take such action as it deems necessary or desirable with respect to an award. To date, the Committee has provided for accelerated vesting of many types of awards upon a change in control or termination of a participant's employment, during a specified period following a change in control, either by IMS Health without cause or by the participant for good reason.

        Amendments or Termination.    The Board may amend, alter or discontinue the Incentive Plan, except that amendments are subject to shareholder approval if required by law or the rules of the New York Stock Exchange or if the amendment would materially increase the number of shares reserved, materially broaden eligibility to receive awards or materially increase benefits accruing to participants. Thus, although most amendments that substantially increase the Company's costs under the Incentive Plan would require shareholder approval, the increase in cost of the Incentive Plan would not by itself trigger a shareholder approval requirement. Without the consent of a participant, no amendment or alteration may materially impair a participant's rights under a previously granted award.

        Other Terms of Awards.    The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee may condition awards on the payment of taxes, such as by withholding a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards under the Incentive Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the option exercise), except to the extent required by law. Awards are generally not transferable or assignable by a participant otherwise than by will or by the laws of descent or distribution, although the Committee can permit transfers of awards for estate-planning purposes to the extent permitted by law. Transfers of awards to unrelated third parties for value would not be permitted (so a transfer of options to an investment firm would not be permitted, but a transfer to a trust established for estate planning purposes could be allowed in the discretion of the Committee).

        The Incentive Plan is not exclusive, so that the Committee may grant equity awards and performance-based compensation under other plans and arrangements.

Federal Income Tax Implications of the Incentive Plan

        The Company believes that under current law the following Federal income tax consequences generally would arise with respect to awards under the Incentive Plan.

        Options and SARs that are not deemed to be deferral arrangements under Code Section 409A would have the following tax consequences: The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option, which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option, which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

        Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise. A participant's sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax "basis" in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

        The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.

        Awards other than options and stock appreciation rights that result in a transfer to the participant of cash or shares or other property generally will be structured under the Incentive Plan to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an award of restricted stock units that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and the Company will become entitled to claim a tax deduction at that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

        Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A. Certain participant elections and the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant.

        Some options and SARs may be subject to Code Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant's discretionary exercise of the option or stock appreciation right (subject to limited exceptions). If the distribution and other award terms meet applicable requirements under Section 409A, the participant would realize ordinary income at the time of distribution rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

        As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Internal Revenue Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the Incentive Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, performance awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Incentive Plan will be fully deductible under all circumstances. In addition, other awards under the Incentive Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, not be deductible by the Company as a result of Section 162(m). Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Code Section 4999 and 280G.

        The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Incentive Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Incentive Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local or foreign tax laws.

New Plan Benefits Under the Incentive Plan

        No outstanding award under the Incentive Plan is subject to shareholder approval of the proposed amendment. Because future awards under the Incentive Plan will be granted in the discretion of the Committee, the type, number, recipients and other terms of such future awards cannot be determined at this time. Information regarding the Company's recent practices with respect to stock-based compensation under the Plan is presented in the "Summary Compensation Table" and under the caption "Equity Compensation Plan Information" elsewhere in this Proxy Statement, and in the Company's financial statements for the fiscal year ended December 31, 2005, in the 2005 Annual Report which accompanies this Proxy Statement. If shareholders decline to approve the Incentive Plan, the terms of the Incentive Plan without the amendment will remain in effect, and future performance-based awards will not be granted under the Incentive Plan to the extent necessary so that shareholder approval would have met the requirements of Treasury Regulation 1.162-27(e)(4).

Vote Required For Approval

        Approval of the amendment to the Incentive Plan will require the affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

THE BOARD OF DIRECTORS CONSIDERS THE APPROVAL OF THE
AMENDMENT AND RESTATEMENT OF THE INCENTIVE PLAN
TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND THEREFORE RECOMMENDS THAT SHAREHOLDERS
VOTE FOR APPROVAL OF PROPOSAL NO. 3 AT THE ANNUAL MEETING.

PROPOSAL NO. 4: REGARDING SHAREHOLDER RIGHTS PLANS

        The proponent of a shareholder proposal has stated that the proponent intends to present a proposal at the Annual Meeting. The name, address and number of shares held by the proponent will be furnished by the Company upon written or oral request to the Corporate Secretary or upon email request to imsbod@imshealth.com. The shareholder proposal, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after the proposal.

4—Redeem or Vote Poison Pill

RESOLVED, Shareholders request that our Board redeem any current or future poison pill, unless such poison pill is subject to a shareholder vote as a separate ballot item, to be held as soon as may be practicable. Charter or bylaw inclusion if practicable.

Thus there would be no loophole to allow exceptions to override the implementation of a shareholder vote as soon as may be practicable. Since a vote would be as soon as may be practicable, it accordingly could take place within 4-months of the adoption of a poison pill by our Board. To give our board valuable insight on our views of their poison pill, a vote would occur even if our board had promptly terminated their poison pill because our board could turnaround and readopt their poison pill once terminating it.

        58% yes-vote
Twenty (20) shareholder proposals on this topic won an impressive 58% average yes-vote in 2005 through late-September. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.

        Progress Begins with One Step
It is important to take one forward step in our corporate governance and adopt the above RESOLVED statement since our 2005 governance was not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

  •
  We were allowed to vote on individual directors only once in 3-years—Accountability concern.
  •
  Our directors failed to commit to adoption of annual election of each director after our 75% supporting vote in 2004—Accountability concern
  •
  Furthermore only one yes-vote from our 200 million voting shares could elect and entrench a director for 3-years.

  •
  Our directors failed to commit to terminating our poison pill after our 81% supporting vote in 2004—Accountability concern again.

  •
  We had to marshal an awesome 80% shareholder vote to make certain key governance improvements—Entrenchment concern.
  •
  Cumulative voting was not allowed.
  •
  Four directors were allowed to serve on 4 to 6 boards—Over-commitment concern.

  •
  The Corporate Library (TCL) http://www.thecorporatelibrary.com/ a pro-investor research on March 14, 2005 said, "The transition period for a new chief executive can be especially difficult when the former chief executive remains as chairman, and there is a very high turnover rate in these situations. Because David Thomas remains chairman of the board, we downgraded IMS Health's board composition grade from B to C, and lowered the company's overall Board Effectiveness Rating to C as well.

        Pills Entrench Current Management
"Poison pills...prevent shareholders, and the overall market, from exercising their right to discipline management by turning it out. They entrench the current management, even when it's doing a poor job. They water down shareholders' votes."

  "Take on the Street" by Arthur Levitt, SEC Chairman, 1993-2001

Redeem or Vote Poison Pill
Yes on 4

Statement of the Board of Directors Recommending a Vote Against Proposal No. 4

YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF THE COMPANY OR YOU, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL AT THE ANNUAL MEETING FOR THE FOLLOWING REASONS:

        The proponent of this proposal submitted a shareholder proposal to the Company in 2005 calling for the redemption of the IMS shareholder rights plan (also called a "poison pill"). At the Company's 2005 annual meeting, the holders of a majority of the Company's outstanding shares supported the proponent's 2005 proposal to redeem the Company's existing shareholder rights plan.

        In February 2006, after considering the views of the majority of the Company's shareholders and leading corporate governance experts, including Institutional Shareholder Services (ISS), the Board terminated the Company's existing shareholder rights plan and adopted a shareholder rights plan policy. Under this policy, the Board can only adopt a shareholder rights plan if: (1) the adoption of the shareholder rights plan is first approved in advance by our shareholders, or (2) a majority of the independent members of the Board, in the exercise of their fiduciary responsibilities, determines that, under the circumstances existing at the time, it is in the best interests of the Company's shareholders to adopt a shareholder rights plan without the delay in adoption that would result from seeking advance shareholder approval, and so long as the adoption of the shareholder rights plan is submitted to a shareholder ratification vote and approved by the shareholders within 12 months after its adoption. If the shareholders do not approve the adoption of the shareholder rights plan in advance or within 12 months after its adoption, then the shareholder rights plan will immediately terminate. This policy is consistent with the Shareholder Rights Plans—Shareholders Proposals policy recommended by Institutional Shareholder Services (ISS).

        We believe that a 12-month period is more appropriate than a shorter period of time, such as four months suggested by the proponent of this shareholder proposal, because the shorter period does not provide the Board with sufficient time to evaluate the fairness and adequacy of an acquisition offer. The longer period also encourages potential acquirers to negotiate directly with the Board, who will seek to negotiate the most favorable result for shareholders. In addition, if the shorter period were selected, the Board could be required to call a special meeting of shareholders to vote on the adoption of the shareholder rights plan (as opposed to submitting the matter to a shareholder vote at the next subsequent annual meeting). Calling a special meeting of shareholders would cause the Company to incur additional costs and may disrupt the Board's negotiations with a potential acquirer.

        During the 12-month period, the shareholder rights plan would not prevent potential acquirers from making offers that would be in the best interests of our shareholders. Instead, it would provide the Board with the ability to preserve and enhance shareholder value, protect our shareholders against abusive takeover tactics and ensure that each shareholder is treated fairly in any transaction involving a change in control of the Company.

        A majority of the Company's Board is comprised of independent directors who are well versed in business and financial matters and are knowledgeable about the Company's business. The Board believes that the requirement to maintain a majority of independent directors on the Board and the Board's duty to act in good faith and in the best interests of the Company and all of its shareholders, coupled with a the Company's shareholder rights plan policy's requirement that any shareholder rights plan adopted without prior shareholder approval be approved by a majority of the independent directors and be ratified by shareholders within 12 months of implementation, provides adequate assurance against a shareholder rights plan being used for management entrenchment.

        The Company does not currently have a shareholder rights plan in effect and is not considering adopting one at this time. A shareholder rights plan would be adopted only in a manner consistent with our new policy and only after careful and deliberate consideration of all relevant facts and circumstances existing at such time.

        A copy of the Company's shareholder rights plan policy is available in the "Corporate Governance" section of the Company's corporate website at www.imshealth.com. A copy of this policy may also be obtained, free of charge, by mailing a request in writing to Investor Relations Department, IMS Health Incorporated, 1499 Post Road, Fairfield, CT 06824.

        Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. However, because this proposal is a precatory (nonbinding request), approval of the proposal may not result in the requested action being taken by the Board, and therefore its approval would not necessarily effectuate any changes to the Company's shareholder rights plan policy.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL NO. 4 AT THE ANNUAL MEETING.

OTHER MATTERS

        Other Business.    We know of no matters, other than those referred to in this Proxy Statement that will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the Meeting, the persons named in the enclosed proxy card will have discretion to vote on those matters for you.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

        Under the rules of the Securities and Exchange Commission, if a shareholder wants us to include a proposal in our Proxy Statement (and form of proxy) for presentation at our 2007 Annual Meeting of Shareholders, the proposal must be received by us, marked to the attention of Robert H. Steinfeld, Corporate Secretary, at our principal executive offices by November 24, 2006.

        Under our Bylaws, and as permitted by the rules of the Securities and Exchange Commission, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary of IMS at 1499 Post Road, Fairfield, Connecticut 06824. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2007 Annual Meeting no earlier than February 4, 2007, and no later than February 24, 2007.

        If, however, the date of our 2007 Annual Meeting is advanced more than 20 days, or delayed more than 70 days, from May 5, 2007, we must receive notice no earlier than 90 days prior to the 2007 Annual Meeting date and no later than the close of business (i) 70 days prior to the 2007 Annual Meeting date or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made, whichever is later.

        The nomination must contain the following information about the nominee:

  •
  The information that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee as a Director; and

  •
  A signed consent of the nominee to serve as a Director of IMS, if elected.

        Notice of a proposed item of business must include:

  •
  A brief description of the substance of, and the reasons for conducting, such business at the annual meeting;

  •
  The shareholder's name and address;

  •
  The number of shares of common stock held by the shareholder (with supporting documentation where appropriate); and

  •
  Any material interest of the shareholder in such business.

SOLICITATION OF PROXIES

        Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials and of the IMS 2005 Annual Report to Shareholders will be supplied to brokers, banks or nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Innisfree M&A Incorporated has been retained to assist in soliciting proxies at an estimated fee of $15,000 plus reimbursement of reasonable out-of-pocket expenses.

REDUCE MAILINGS

        If more than one copy of our 2005 Annual Report to Shareholders has been mailed to your address and you wish to reduce the number of reports you receive and save us the cost of producing and mailing these reports or if you wish to receive your reports via the Internet, please let us know. We will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s). At least one account must continue to receive an annual report and proxy statement either via mail or via Internet delivery.

        March 24, 2006

APPENDIX A

IMS HEALTH INCORPORATED

Director Independence Standards
(Excerpts from Guidelines for Determining Director Independence)

        The Board of Directors of IMS Health Incorporated has adopted "Guidelines for Determining Director Independence" (the "Guidelines") which may be viewed on the Internet at http://www.imshealth.com. The Guidelines provide a basis for determining that individual Directors are "independent," meaning that each Director has no material relationship with IMS, directly or indirectly, that would interfere with his or her exercise of independent judgment as a Director of IMS. This determination, to be made annually, helps assure the quality of the Board's oversight of management, reduces the possibility of damaging conflicts of interest, and complies with the listing standards of the New York Stock Exchange ("NYSE") applicable to IMS.

        The NYSE requires a listed company to disclose in its proxy statement its specific categorical standards of director independence. An excerpt from Sections 1 and 2 of our Guidelines is reprinted below, setting forth our categorical standards for director independence:

          (1)   Objective Factors Demonstrating Director Independence.    Absent unusual circumstances, a Director meeting all of the following guidelines will be deemed to be independent (Note: Subsections (a), (b) and (c) constitute the stated NYSE bright line criteria for director "independence"):

    [Subsections (a), (b), and (c) omitted.]

    (d)
    For the current year and the preceding three years, the Director and his or her immediate family members:
—	Have not had a transaction or relationship with IMS triggering disclosure under Item 404(a) or (b) of Regulation S-K under the Securities Exchange Act of 1934, i.e.:
	•	had a direct or indirect material interest in any transaction or series of similar transactions in which the amount involved exceeded $60,000 to which IMS or its subsidiaries was a party; or
	•	been an executive officer of, or the owner of more than 10% of the equity in, any firm, corporation or other business or professional entity:
          (1)
          which has made, or proposes to make, payments to IMS or its subsidiaries for property or services, in an annual amount in excess of: (A) 5% of IMS's consolidated gross revenues; or (B) 5% of the other entity's consolidated gross revenues;

          (2)
          to which IMS or its subsidiaries have made, or propose to make, payments for property or services, in an annual amount in excess of: (A) 5% of IMS's consolidated gross revenues; or (B) 5% of the other entity's consolidated gross revenues;

          (3)
          to which IMS or its subsidiaries were indebted at the end of IMS's fiscal year, in an aggregate amount of 5% of IMS's total consolidated assets; or

            Note: A charitable organization that employs the Director will be treated as a business entity and IMS contributions to it will be treated as payments in applying the foregoing three subparagraphs.

A-1

	•	been affiliated with, a member of, or of counsel to a law firm or accounting firm that IMS has retained or proposes to retain; or
•
been a partner or executive officer of any investment banking firm that has performed services for IMS (other than as a participating underwriter in a syndicate) or that IMS proposes to have perform services for it.
—
Have not had an "interlocking" relationship of the type required to be disclosed under Item 402(j)(3) of Regulation S-K, i.e., where a Director is an executive officer of another entity and an executive officer of IMS is a Director of the other entity, if either of the two individuals has authority to set the compensation of the other.

          (2)   Subjective Determination of Director Independence.    If a Director meets the standards of Section 1(a), (b) and (c) but either fails to meet the standard in Section 1(d) above or, in the view of the Nominating and Governance Committee or the General Counsel of IMS, other circumstances should be specifically considered by the Board in determining the Director's independence, the Board may make a subjective determination as to whether the Director qualifies as independent. The Board should consider the following factors in making this subjective evaluation of director independence:

    (a)
    Any facts and circumstances that could reasonably be expected to improperly influence the Director's exercise of judgment.

    (b)
    Whether the Director would or would not qualify under other standards relating to independence, including as:
—	A "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act;
—	An "outside director" as defined in regulations under Section 162(m) of the Internal Revenue Code; and
—
Definitions of director independence adopted by other national securities exchanges and standards of independence endorsed by persons and groups addressing corporate governance issues, including institutional investors.
    (c)
    Countervailing considerations that tend to show that the Director would not face any impairment in fulfilling his or her fiduciary duty of loyalty.

  [Sections 3, 4 and 5 omitted]

A-2

APPENDIX B

1998 IMS HEALTH INCORPORATED

EMPLOYEES' STOCK INCENTIVE PLAN

(As amended and restated effective May 5, 2006)

1.    Purpose of the Plan

        The purpose of the Plan is to aid the Company and its Subsidiaries in securing and retaining employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.    Definitions

        The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

  (a)
  Act:    The Securities Exchange Act of 1934, as amended, or any successor thereto.

  (b)
  Annual Limit:    The limitation on the amount of certain Awards intended to qualify as "performance-based compensation" that may be granted to a given Participant each year.

  (c)
  Award:    An Option, Stock Appreciation Right, Other Stock-Based Award or cash award granted pursuant to the Plan.

  (d)
  Beneficial Owner:    As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

  (e)
  Board:    The Board of Directors of the Company.

  (f)
  Change in Control:    The occurrence of any of the following events after Effective Date:

  (i)
  any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities;

  (ii)
  during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f) (i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

    (iii)
    the shareholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity;

    (iv)
    the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

    (v)
    the Board determines that a Change in Control shall be deemed to have occurred for purposes of the Plan, provided that the Board may impose limitations on the effects of a Change in Control on any Award or otherwise if the Change in Control has occurred under this Section 2(f)(v) and not under other subsections of this Section 2(f).

  (g)
  Code:    The Internal Revenue Code of 1986, as amended, or any successor thereto.

  (h)
  Committee:    The Compensation and Benefits Committee of the Board.

  (i)
  Company:    IMS Health Incorporated, a Delaware corporation.

  (j)
  Disability:    Inability of a Participant to perform the services for the Company and its Subsidiaries required by his or her employment with the Company due to any medically determinable physical and/or mental incapacity or disability which is permanent. The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

  (k)
  Effective Date:    The date on which the Plan takes effect, as defined pursuant to Section 19 of the Plan.

  (l)
  Fair Market Value:    With respect to Shares, unless otherwise determined by the Committee, on a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the Nasdaq System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the Nasdaq System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used. Fair Market Value relating to the exercise price of any Non-409A Option or Stock Appreciation Right shall conform to requirements under Code Section 409A.

  (m)
  409A Awards: Awards that constitute a deferral of compensation subject to Code Section 409A and regulations thereunder. "Non-409A Awards" means Awards other than 409A Awards

    (including Awards exempt under Proposed Treasury Regulation § 1.409A-1(b)(4) and any successor regulation, and Awards that vested before 2005 and which therefore are "grandfathered" under Section 409A). Although the Committee retains authority under the Plan to grant Options and Stock Appreciation Rights on terms that will qualify those Awards as 409A Awards, Options and Stock Appreciation Rights are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

  (n)
  LSAR:    A limited stock appreciation right granted pursuant to Section 8(d) of the Plan.

  (o)
  Other Stock-Based Awards: Awards granted pursuant to Section 9 of the Plan.

  (p)
  Option:    A stock option granted pursuant to Section 7 of the Plan.

  (q)
  Option Price:    The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

  (r)
  Participant:    An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

  (s)
  Performance-Based Awards:    Certain Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

  (t)
  Person:    As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

  (u)
  Plan:    The 1998 IMS Health Incorporated Employees' Stock Incentive Plan.

  (v)
  Retirement:    Termination of employment with the Company or a Subsidiary after such Participant has attained age 65 or age 55 and five years of service with the Company. The foregoing notwithstanding, the term "Retirement" shall mean any termination of employment with the prior written consent of the Committee that the termination be treated as a Retirement.

  (w)
  Shares:    Shares of common stock, par value $0.01 per Share, of the Company.

  (x)
  Stock Appreciation Right:    A stock appreciation right granted pursuant to Section 8 of the Plan.

  (y)
  Subsidiary:    A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.    Shares Subject to the Plan

          (a)   Aggregate Share Limitations.    Subject to adjustment as provided in Section 10(a), the total number of Shares which may be issued and/or delivered under the Plan is 29,783,765 plus an additional 6,700,000 (effective at May 5, 2006) plus the number of Shares reserved for awards under the IMS Health Incorporated Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards (the "Replacement Plan") that are not in fact issued or delivered in connection with such awards. The Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. Shares subject to an Award under the Plan that is canceled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of Shares to the Participant (or a Beneficiary), including the number of Shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to an Award or the number of Shares subject to an Award but not delivered upon exercise of the Award, will be available for Awards under the Plan, and Shares shall be counted as issued or delivered under the Replacement Plan in a manner consistent with the counting of Shares under this Section 3. In addition, in the case of any Award granted in substitution for awards of a company or business acquired by the Company or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be deemed to be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. These share counting rules apply to all limitations specified in this Section 3(a). The Committee may determine that Awards may be outstanding that relate to more Shares than the aggregate remaining available under the Plan so long as such Awards will not in fact result in delivery and vesting of Shares in excess of the number then available under the Plan.

          (b)   Annual Per-Person Limitation on Equity-Based Awards.    In each calendar year during any part of which the Plan is in effect, a Participant may be granted Awards under each of Section 7, Section 8, and Section 9(b) relating to up to the Participant's Annual Limit (such Annual Limit to apply separately to each Section). A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares plus the amount of the Participant's unused Annual Limit as of the close of the previous year, subject to adjustment as provided in Section 10(a). This limitation is separate from the limitation set forth in Section 9(b).

4.    Administration

          (a)   Authority of the Committee.    The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall require payment of any amount it may determine to be necessary to withhold for minimum statutory withholding requirements for federal, state, local or other taxes as a result of the exercise or settlement of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery in shares or (ii) having shares withheld by the Company from any shares that would have otherwise been received by the Participant. No authority to withhold shares is conferred under the Plan to the extent that, solely due to such authority, an Award would be accounted for as a "variable" award under APB 25. The Committee may, in its discretion, grant Awards either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. The Committee may delegate to officers of the Company, or committees thereof, the authority to grant awards to the fullest extent permitted by Section 157 and other applicable provisions of the Delaware General Corporation Law ("DGCL"), subject to such rules as the Committee may specify. In furtherance of this delegation of authority, if the chief executive officer of the Company is a member of the Board, the chief executive officer shall have the authority to grant Awards of up to an aggregate of 50,000 Shares (or such other amount as may be specified by the Committee) in each calendar year to each Participant who is not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto); provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to delegated authority under this Section 4(a).

          (b)   Restriction on Repricing.    Without the prior approval of the Company's shareholders, Options granted under the Plan will not be repriced, replaced or regranted through cancellation, or by lowering the Option Price of a previously granted Option. For this purpose, the term "repriced" shall mean: (i) amending the terms of an Option after it is granted to lower its exercise price; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) canceling an Option at a time when its exercise price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (iii) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Participant.

5.    Eligibility

        Employees (but not members of the Committee or any person who serves only as a director) of the Company and its Subsidiaries are eligible to be granted Awards. In addition, any person who has been offered employment by the Company or a Subsidiary is eligible to be granted Awards, provided that no such person may receive any payment or exercise any right relating to an Award until such person has commenced such employment. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.

6.    Limitations

          (a)   In addition to any per-Participant limitation on the number of shares to be subject to awards that may be applicable under the 1998 IMS Health Employees Stock Incentive Plan or IMS Health Incorporated 2000 Stock Incentive Plan (the "Plans") or may otherwise be specified by this Committee, the maximum number of options or other awards that may be granted by all officers to whom authority has been delegated shall be 1 million shares in any one fiscal year under each such Plan plus the number of shares specifically approved for awards to be granted under delegated authority in that year, as specified in separate resolutions from time to time adopted by this Committee.

          (b)   Only employees of the Corporation or a subsidiary of the Corporation may be granted awards pursuant to delegated authority, and other limitations on the persons to whom awards may be granted shall apply as specified by the Plan or the Committee. For this purpose, however, a person who, at the time of commencement of employment will become a director or executive officer of the Corporation and who will be granted awards at that time shall not be deemed to be subject to Section 16 for purposes of the delegation of authority under Section 4(a) of the Plan.

          (c)   Subject to the limitations specified in the Plans and any resolutions of the Committee, the officers to whom authority to grant awards under the Plans is delegated may determine the persons to receive the awards, the type of awards, the number of awards, and the date of grant of the awards. Such officers shall exercise no discretion over other terms of the awards. The Option Price of any Option granted pursuant to delegated authority shall be 100% of Fair Market Value of the underlying shares at the date of grant, unless otherwise determined by this Committee. No cash consideration shall be payable for the grant or exercise of any restricted stock units or similar awards, except to the extent required by law or as otherwise determined by this Committee. Vesting terms, forfeiture terms, expiration dates, and other terms and conditions of any option or award granted pursuant to delegated authority shall be as specified in the applicable Plan and the form of option or award agreement in current use under the applicable Plan for an employee of the same employment or compensation level, unless otherwise determined by the Committee.

          (d)   No grant of restricted stock may be made pursuant to delegated authority (restricted stock units may be granted, however).

          (e)   No officer to whom authority has been delegated may participate in the grant of an option or award to himself or herself.

          (f)    All other applicable limitations on delegated authority under Section 157(c) and other provisions of the DGCL shall apply to officers acting pursuant to delegated authority under the Plans.

          (g)   No Award may be granted under the Plan after the ninth anniversary of the amendment and restatement of the Plan effective May 5, 2006, but Awards theretofore granted may extend beyond that date.

7.     Terms and Conditions of Options

        Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a)   Option Price.    The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted. The Committee may require the Participant to pay a portion of the Option Price at the time of grant of the option, with the remainder of the Option Price payable upon exercise of the Option. Such prepayment of the Option Price shall be non-refundable except to the extent set forth in a Participant's original option agreement.

          (b)   Exercisability.    Options granted under the Plan shall be exercisable with the exception of certain non-US jurisdictions at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

          (c)   Exercise Of Options.    Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, (A) the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence, or (B) the date of sale by a broker of all or a portion of the Shares being purchased pursuant to clause (iv) in the following sentence. Unless otherwise determined by the Committee, the Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full not later than the time of exercise at the election of the Participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate unpaid Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and partly in such Shares, or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, subject to applicable law. The Award agreement shall, unless otherwise provided by the Committee, permit the Participant to elect, subject to such terms and conditions as the Committee shall determine, to have the number of Shares deliverable to the Participant as a result of the exercise reduced by a number sufficient to pay the amount the Company determines to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of the Option and, if no additional accounting expense would result to the Company, to pay the Option Price. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option and otherwise validly exercised the Option, including provision for payment in full for such Shares, and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

          (d)   Restrictions On Shares Issued Upon Exercise; Other Conditions.    If and to the extent so determined by the Committee, Shares issued upon exercise of an Option may be subject to limitations on transferability, risks of forfeiture, deferral of delivery (subject to Section 17), or such other terms and conditions as the Committee may impose, subject to Section 14(b). Such terms and conditions may include required forfeiture of Options or gains realized upon exercise thereof, for a specified period after exercise, in the event the Participant fails to comply with conditions relating to non-competition, non-disclosure, non-solicitation or non-interference with employees, suppliers, or customers, and non-disparagement and other conditions specified by the Committee.

          (e)   Exercisability Upon Termination of Employment by Death or Disability.    If a Participant's employment with the Company and its Subsidiaries terminates by reason of death or disability after the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full (i.e., become non-forfeitable) and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of death or Disability.

          (f)    Exercisability Upon Termination of Employment by Retirement.    If a Participant's employment with the Company and its Subsidiaries terminates by reason of Retirement after the date of grant of an Option, the Participant's unexercised Option may thereafter be exercised only during the period ending at the earlier of five years after such Retirement or the stated expiration date of such Option (the "Post-Retirement Exercise Period"), provided that such Option shall be exercisable during such Post-Retirement Exercise Period only to the extent such Option was exercisable at the time of such Retirement. The foregoing notwithstanding, (i) the Committee may, in its sole discretion, accelerate the vesting of the unvested portion of such Option held by a Participant upon such Participant's Retirement, in which case such Option shall not be forfeited as provided herein but thereafter shall become exercisable to the extent and at such times as such portion of the Option would have become both vested and exercisable during the Post-Retirement Exercise Period had the Participant's employment not been terminated, unless the Committee specifies otherwise; and (ii), if a Participant dies within a period of five years after such Retirement, the Participant's unexercised Option (to the extent not previously forfeited) may thereafter be exercised during the shorter of (i) the remaining stated term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination of employment or (B) one year after the date of death.

          (g)   Effect of Other Termination of Employment.    If a Participant's employment with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement after the date of grant of an Option as described above, the Participant's unexercised Option may thereafter be exercised during the period ending 90 days after the date of such termination of employment, but only to the extent such Option was exercisable at the time of such termination of employment, and in no event may such Option be exercised after its stated expiration date. The foregoing notwithstanding and subject to Section 17, the Committee may, in its sole discretion, accelerate the vesting of unvested Options held by a Participant or specify post-termination exercise periods longer than 90 days, but not extending past the Option's stated expiration date, provided that this authority shall not apply if such Participant is terminated from employment for "cause" (as such term is defined by the Committee in its sole discretion) by the Company.

8.     Terms and Conditions of Stock Appreciation Rights

          (a)   Grants.    The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award agreement).

          (b)   Terms.    The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair

  Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares subject to an exercisable Option with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share. The Committee shall determine whether a Stock Appreciation Right shall be a 409A Award or Non-409A Award, subject to Section 17.

          (c)   Limitations.    The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit. In no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

          (d)   Limited Stock Appreciation Rights.    The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Subject to Section 17, such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

9.     Other Stock-Based Awards; Cash Awards

          (a)   Generally.    The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) as an outright bonus or upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock- Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). Cash awards may also be granted pursuant to this Section 9(a). In addition, the Committee is authorized to grant dividend equivalents to a Participant, entitling the Participant to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award. The

  Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, subject to such restrictions on transferability and risks of forfeiture as the Committee may specify.

          (b)   Performance-Based Awards.    Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 and cash awards may be granted in a manner which is deductible by the Company without limitation under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) economic value added; (xix) return on assets; (xx) total shareholder return (stock price appreciation plus dividends and distributions); (xxi) operating management goals; (xxii) and execution of pre-approved corporate strategy. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. In the case of a Performance-Based Award which is not valued in a way in which the limitation set forth in the final sentence of Section 3 would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4), the maximum amount of a Performance-Based Award to any Participant with respect to performance in a single fiscal year of the Company shall be $5,000,000 (apportioned over all such Performance-Awards outstanding at the same time, but with such amount earnable in each year of a performance period covering multiple fiscal years or portions of a fiscal year). The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code and subject to Section 17, elect to defer payment of a Performance-Based Award.

10.   Adjustments Upon Certain Events

        Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

          (a)   Generally.    In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares of other corporate exchange, or any large, special, and non-recurring distribution to Shareholders, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price, (iii) the number and kind of Shares by which annual per-person Award limitations are measured under Section 3 hereof and/or (iv) any other affected terms of such Awards (including making provision for the payment of cash, other Awards or other property in respect of any outstanding Award). In the case of outstanding Awards, the Committee shall adjust such Awards upon the occurrence of such events in order to preserve without enlarging the rights of Participants with respect to such Awards. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized to be made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, or Performance Awards granted under Section 9(b) hereof intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to so qualify.

          (b)   Change in Control.    Except as otherwise provided in an Award agreement and subject to Section 17, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

11.   No Right To Employment

        The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

12.   Successors and Assigns

        The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

13.   Nontransferability of Awards

        An Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 13 (or any part thereof) to the extent that this Section 13 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company, in order to permit a Participant or

Participants to transfer Awards for estate-planning purposes, but transfers of Awards before settlement to third parties unrelated to the Participant for value will not be permitted.

14.   Amendments and Termination

          (a)   Changes To The Plan.    The Board may amend, alter or discontinue the Plan, except that (i) any amendment or alteration shall be subject to the approval of the Company's shareholders at or before the next annual meeting of shareholders for which the record date is after the date of such Board action if (x) such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit amendments or alterations to shareholders for approval or (y) such amendment or alteration would materially increase the number of shares reserved for the purposes of the Plan, materially broaden the employees or class of employees eligible to receive Awards under the Plan or materially increase benefits accruing to employees participating in the Plan; (ii) without the consent of a Participant, no amendment or alteration shall materially impair any of the Participant's rights under an Award theretofore granted to such Participant; and (iii) the Committee may amend or alter the Plan in such manner as it deems necessary to permit the granting of Awards meeting requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

          (b)   Changes To Outstanding Awards.    The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan and except that the Committee may not amend or alter an Award theretofore granted if such action would result in an Award having terms that would not have been authorized or permitted for a new grant or Award under the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award

15.   International Participants

        With respect to Participants who reside or work outside the United States of America and either who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code or who are granted Awards not intended to qualify as "performance-based compensation" under Section 162(m), the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with local laws, regulations, or customs or otherwise to meet the objectives of the Plan, and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

16.   Nonexclusivity of the Plan

        Neither the adoption of the Plan by the Board nor any submission of the Plan, specific Plan terms, or amendments thereto to a vote of shareholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of awards otherwise than under the Plan, and such other arrangements may be either applicable generally or only in specific cases.

17.   Compliance With Code Section 409A

        For purposes of the Plan, references to an Award term or event (including any authority or right of the Company or a Participant) being "permitted" under Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the Award prior to the distribution of Shares, cash or other property or to be liable for payment of interest or a tax penalty under Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, any distribution subject to Section 409A(a)(2)(A)(i) upon separation from service of a "Specified Employee" (or "key employee") as defined under Section 409A(a)(2)(B)(i) shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i), any distribution triggered by a Participant's termination of employment and intended to qualify under Section 409A(a)(2)(A)(i) shall be made only at or following such time as the Participant has had a "separation from service" within the meaning of Section 409A(a)(2)(A)(i), any authorization of payment of cash to settle a Non-409A Award shall apply only to the extent permitted under Section 409A for such Award, and no change to the Plan or any Award agreement that constitutes a material modification of an outstanding Non-409A Award that is "grandfathered" shall be effective unless the Committee has adopted a resolution specifying that it is intended that the effect of such change shall be to end the "grandfathered" status of such Non-409A Awards. Except as may be limited by the Committee, during 2005 and 2006 Participants shall be permitted to elect to change the distribution date of any 409A Award and any Non-409A Award in the form of restricted stock units vesting in 2005 or thereafter, to the fullest extent permitted under IRS Notice 2005-1, Q/A 19(c) and Proposed Treasury Regulation § 1.409A, Preamble § XI.C, and any successor regulation thereto.

18.   Choice of Law

        The Plan shall be governed by and construed in accordance with the laws of the State of New York.

19.   Effectiveness and Termination of the Plan

        The Plan shall be effective as of June 30, 1998. Unless the Board discontinues the Plan under Section 14 at an earlier date, the authority to grant further Awards will terminate on May 5, 2015, and the Plan will remain in effect thereafter until such time as the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

ANNUAL MEETING OF SHAREHOLDERS OF

IMS HEALTH INCORPORATED

May 5, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES.				THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 2.
1.	Election of Directors	NOMINEES:		2.	Ratification of the appointment of	FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	O John P. Imlay, Jr. O Robert J. Kamerschen O H. Eugene Lockhart			PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2006.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 3.
☐	FOR ALL EXCEPT (See instructions below)					FOR	AGAINST	ABSTAIN
				3.	Approval of the amendment and restatement of	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:			•		the 1998 IMS Health Incorporated Employees' Stock Incentive Plan to (i) increase the number of shares reserved for issuance in connection with awards under the plan by 6.7 million, (ii) provide that shares can be used for all types of awards authorized under the plan and otherwise simplify the share counting provisions of the plan, (iii) extend the termination date of the plan from 2013 to 2015, and (iv) conform the plan to new Section 409A of the Internal Revenue Code regulating deferrals of compensation.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ITEM 4.
						FOR	AGAINST	ABSTAIN
				4.	Approval of the shareholder proposal relating to shareholder rights plans.	☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐
Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐

IMS HEALTH INCORPORATED
2006 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS ON MAY 5, 2006.

        The undersigned shareholder hereby appoints DAVID R. CARLUCCI, NANCY E. COOPER and ROBERT H. STEINFELD, and each of them, officers and proxies for the undersigned with full power of substitution, to act and vote, with the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of IMS Health Incorporated, to be held at The Westin Stamford, Stamford, Connecticut on Friday, May 5, 2006, at 11:30 a.m. and any adjournments or postponements thereof, as directed on the reverse side, with respect to the matters set forth on the reverse side and with discretionary authority on all other matters that come before the meeting, all as more fully described in the proxy statement received by the undersigned shareholder. If no direction is made, the proxy will be voted "FOR" the approval of Item 1, the election of John P. Imlay, Jr., Robert J. Kamerschen and H. Eugene Lockhart, "FOR" the approval of Item 2, the ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2006, "FOR" the approval of Item 3, the amendment and restatement of the 1998 IMS Health Incorporated Employees' Stock Incentive Plan, and "AGAINST" Item 4, the approval of the shareholder proposal relating to shareholder rights plans.

        For participants in the IMS Health Incorporated Savings Plan that have contributions invested in IMS Common Stock, this proxy card will serve as a voting instruction for the Trustee of the Plan. Participants must return their proxy cards prior to April 28, 2006. American Stock Transfer & Trust Company will then forward the proxy cards to the Trustee. If a participant's proxy card is not received before April 28, 2006 or if such participant signs and returns his or her proxy card without instructions marked in the boxes, the Trustee will vote the participant's shares of Common Stock in the same proportion as other shares of Common Stock held in the Plan for which the Trustee received timely instructions.

(Continued and to be signed on the reverse side)

QuickLinks

TABLE OF CONTENTS
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE
DIRECTORS STANDING FOR ELECTION
DIRECTORS CONTINUING IN OFFICE
CORPORATE GOVERNANCE AT IMS
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
Comparison of Cumulative Total Returns to Shareholders December 31, 2000 to December 30, 2005
PROPOSAL NO. 2: APPOINTMENT OF AND RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to Independent Registered Public Accounting Firm
PROPOSAL NO. 3: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1998 IMS HEALTH INCORPORATED EMPLOYEES' STOCK INCENTIVE PLAN
THE BOARD OF DIRECTORS CONSIDERS THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INCENTIVE PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND THEREFORE RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 3 AT THE ANNUAL MEETING.
PROPOSAL NO. 4: REGARDING SHAREHOLDER RIGHTS PLANS
4—Redeem or Vote Poison Pill
Redeem or Vote Poison Pill Yes on 4
YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF THE COMPANY OR YOU, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL AT THE ANNUAL MEETING FOR THE FOLLOWING REASONS
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL NO. 4 AT THE ANNUAL MEETING.
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
SOLICITATION OF PROXIES
REDUCE MAILINGS
IMS HEALTH INCORPORATED
Director Independence Standards (Excerpts from Guidelines for Determining Director Independence)
1998 IMS HEALTH INCORPORATED EMPLOYEES' STOCK INCENTIVE PLAN (As amended and restated effective May 5, 2006)